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                                                                    Exhibit 4.4



                              SERVICING AGREEMENT

                                  by and among


                        AMERICAN BUSINESS LEASING, INC.,
                        as Servicer and as Originator,


                            ABFS FINANCE LLC 1999-A,
                                as a Transferor,


                           ABFS RESIDUAL LLC 1999-A,
                                as a Transferor,


                     ABFS EQUIPMENT CONTRACT TRUST 1999-A,
                                   as Issuer,


                           CHASE BANK OF TEXAS, N.A.
                              as Collateral Agent


                                      and


                           THE CHASE MANHATTAN BANK,
                  as Indenture Trustee and as Back-up Servicer

                            Dated as of June 1, 1999


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                               TABLE OF CONTENTS
                                                                            Page
                                                                            ----
ARTICLE I DEFINITIONS..........................................................1

  Section 1.01   Definitions...................................................1
  Section 1.02   General Interpretive Principles...............................1

ARTICLE II REPRESENTATIONS, WARRANTIES AND COVENANTS...........................2

  Section 2.01   Representations, Warranties and Covenants of the Servicer.....2
  Section 2.02   Representations and Warranties of the Originator with
                  Respect to the Contracts.....................................7
  Section 2.03   Representations and Warranties of the Back-up Servicer.......16
  Section 2.04   Representations, Warranties and Covenants of the
                   Collateral Agent...........................................17

ARTICLE III PERFECTION OF TRANSFER............................................18

  Section 3.01   Filing; Custody of Files; Contract Files.....................18
  Section 3.02   Name Change or Relocation....................................20
  Section 3.03   Chief Executive Offices......................................20
  Section 3.04   Costs and Expenses...........................................20
  Section 3.05   Possession of Contract Files; Access to Contract Files.......21
  Section 3.06   Acceptance of the Trust Property; Certification by the
                   Collateral Agent...........................................21

ARTICLE IV ADMINISTRATION AND SERVICING OF THE CONTRACTS......................22

  Section 4.01   Acceptance of Appointment; Duties of Servicer................22
  Section 4.02   Collection of Payments.......................................24
  Section 4.03   Servicer Advances............................................25
  Section 4.04   Realization Upon Defaulted Contracts.........................26
  Section 4.05   Maintenance of Insurance Policies; Fidelity Policies.........27
  Section 4.06   Servicing Compensation; Payment of Certain Expenses
                   by Servicer................................................27
  Section 4.07   Monthly Statement............................................28
  Section 4.08   Quarterly Certificates as to Compliance......................28
  Section 4.09   Annual Independent Public Accountant's Servicing Reports.....28
  Section 4.10   Access to Certain Documentation and Information Regarding
                   the Pledged Property.......................................28
  Section 4.11   Financial Statements and Other Necessary Data................30
  Section 4.12   Responsibilities of the Back-up Servicer.....................31
  Section 4.13   Back-up Servicer Compensation................................32
  Section 4.14   Merger or Consolidation of, or Assumption of the
                   Obligations of,Back-up Servicer............................33
  Section 4.15   Back-up Servicer's Waiver of Set-off.........................33
  Section 4.16   Retention and Termination of the Servicer....................33

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ARTICLE V THE SERVICER AND THE BACK-UP SERVICER...............................34

  Section 5.01   Liability of Servicer; Indemnities...........................34
  Section 5.02   Merger, Consolidation, or Assumption of the Obligations
                   of Servicer................................................35
  Section 5.03   Limitation on Liability of Servicer and Others...............36
  Section 5.04   Servicer Not to Resign.......................................36
  Section 5.05   Limitation on Liability of Back-up Servicer and Others.......36
  Section 5.06   Back-up Servicer Not to Resign...............................37
  Section 5.07   Indemnity for Liability Claims...............................38

ARTICLE VI SERVICING TERMINATION; BACK-UP SERVICING TERMINATION...............38

  Section 6.01   Events of Servicing Termination..............................38
  Section 6.02   Back-up Servicer to Act; Appointment of Successor............41
  Section 6.03   Notification to Noteholders..................................42
  Section 6.04   Waiver of Past Defaults......................................42
  Section 6.05   Effects of Termination of Servicer...........................42
  Section 6.06   Events of Back-up Servicing Termination......................43
  Section 6.07   Waiver of Defaults...........................................45

ARTICLE VII THE COLLATERAL AGENT..............................................45

  Section 7.01   Duties of the Collateral Agent...............................45
  Section 7.02   Certain Matters Affecting the Collateral Agent...............46
  Section 7.03   Collateral Agent Not Liable for Notes or Contracts...........48
  Section 7.04   Collateral Agent May Own Notes...............................48
  Section 7.05   Collateral Agent's Fees and Expenses; Indemnity..............48
  Section 7.06   Eligibility Requirements for Collateral Agent................48
  Section 7.07   Resignation and Removal of the Collateral Agent..............49
  Section 7.08   Successor Collateral Agent...................................49
  Section 7.09   Merger or Consolidation of Collateral Agent..................50

ARTICLE VIII MISCELLANEOUS PROVISIONS.........................................50

  Section 8.01   Amendment....................................................50
  Section 8.02   Counterparts.................................................51
  Section 8.03   GOVERNING LAW................................................51
  Section 8.04   Notices......................................................51
  Section 8.05   Severability of Provisions...................................52
  Section 8.06   Third Party Beneficiary......................................52
  Section 8.07   Assignment...................................................52
  Section 8.08   Binding Effect...............................................52
  Section 8.09   Survival of Agreement........................................53
  Section 8.10   Captions.....................................................53
  Section 8.11   Exhibits.....................................................53

                                      ii

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  Section 8.12   Calculations.................................................53
  Section 8.13   No Proceedings...............................................53



EXHIBITS
--------
Exhibit A  --  Form of Contract
Exhibit B  --  Form of Monthly Statement
Exhibit C  --  Form of Source Agreement
Exhibit D  --  Collateral Agent's Acknowledgement of Receipt
Exhibit E  --  Indenture Trustee's Acknowledgement of Receipt
Exhibit F  --  Form of Request for Release of Documents

                                      iii

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                  This SERVICING AGREEMENT, dated as of June 1, 1999 (this
"Agreement"), by and among AMERICAN BUSINESS LEASING INC., a Pennsylvania corporation ("ABL"), as Servicer (the "Servicer") and as Originator (the "Originator"), ABFS FINANCE LLC 1999-A, a Delaware limited liability company, as a Transferor ("Transferor I"), ABFS RESIDUAL LLC 1999-A, a Delaware limited liability company, as a Transferor ("Transferor II" and, together with Transferor I, the "Transferors"), ABFS Equipment Contract Trust 1999-A, a Delaware statutory business trust, as Issuer (the "Trust" or the "Issuer"), CHASE BANK OF TEXAS, N.A., a national banking association, as Collateral Agent (the "Collateral Agent"), and THE CHASE MANHATTAN Bank, a New York banking corporation, not in its individual capacity but solely as the Indenture Trustee (the "Indenture Trustee") and as Back-up Servicer (the "Back-up Servicer").


                                  WITNESSETH:

                  WHEREAS, the Issuer has entered into a Receivables Pledge Agreement, dated as of June 1, 1999 (the "Receivables Pledge Agreement"), with the Transferors, the Indenture Trustee and Prudential Securities Secured Financing Corporation, as depositor (the "Depositor"), pursuant to which the Transferors have issued the Pledged Notes to the Issuer, which Pledged Notes are secured by a pledge by the Transferors to the Trust of the Conveyed Assets; and

                  WHEREAS, the Issuer has entered into an Indenture, dated as of June 1, 1999 (the "Indenture"), with the Servicer, the Back-up Servicer and the Indenture Trustee, pursuant to which the Issuer has pledged the Pledged Property to the Indenture Trustee, for the benefit of the Noteholders and the
Note Insurer; and

                  WHEREAS, it is contemplated that following such pledge the Servicer will service the Receivables pursuant to this Agreement for the benefit of the Issuer, the Noteholders, the Transferors and the Note Insurer; and

                  WHEREAS, each of the Servicer, the Back-up Servicer and the Originator agree that all of the respective representations, warranties, covenants and agreements made by it herein shall also be for the benefit of the Issuer, the Owner Trustee, the Indenture Trustee, the Depositor, the Collateral Agent, the Noteholders and the Note Insurer;

                  NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

                  SECTION 1.01 Definitions. Capitalized terms used herein but not defined herein shall have the meanings specified in Annex A to the Indenture.

                  SECTION 1.02 General Interpretive Principles. For purposes of this Agreement except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

                  (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP as in effect on the date hereof;

                  (c) references herein to "Articles", "Sections", "Subsections", "Paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

                  (d) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same
         Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

                  (e) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

                  (f) the term "include" or "including" shall mean without limitation by reason of enumeration.

                                  ARTICLE II

                   REPRESENTATIONS, WARRANTIES AND COVENANTS

                  SECTION 2.01 Representations, Warranties and Covenants of the Servicer. The Servicer hereby makes the following representations, warranties and covenants to the Indenture Trustee, the Owner Trustee, the Issuer, the Collateral Agent, the Transferors, the Depositor, the Back-up Servicer, the
Note Insurer and the Noteholders on which the Indenture Trustee relies in accepting the Pledged Property in trust and authenticating the Notes, on which the Note Insurer relies in executing and delivering the Note Insurance Policy and on which the Back-up Servicer relies in executing and delivering this Agreement. Such representations, warranties and covenants are made as of the Closing Date, shall be deemed to be reaffirmed on each Subsequent Funding Date and on each Transfer Date, and shall survive the pledge of any Pledged Property to the Indenture Trustee, for the benefit of the Noteholders and the Note Insurer.

                  (a) The Servicer represents and warrants as to itself:

                  (i) Organization and Good Standing. The Servicer is a corporation duly organized, validly existing in good standing under the laws of the Commonwealth of Pennsylvania, has the power to own its assets and to transact the business in which it is presently engaged, and had at all relevant times and now has the power, authority and legal right to service the Contracts and perform its obligations hereunder and under the other Transaction Documents to which it is a party.

                  (ii) Due Qualification. The Servicer is duly qualified to do business as a foreign corporation and is in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions where the failure to be so qualified and in good standing or obtain such licenses or approvals would have a material adverse effect on the Servicer's business and operations or in which the servicing of the Contracts as required by this Agreement or the performance of its obligations under the Transaction Documents to which it is a party requires or will require such qualification, licenses or approvals.

                  (iii) Authorization. The Servicer has the power, authority and legal right to execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party, and the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party have been duly authorized by the Servicer by all necessary corporate action.

                  (iv) Binding Obligation. Each of this Agreement and the other Transaction Documents to which it is a party, assuming due authorization, execution and delivery by the other parties thereto, constitutes a legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms, except that (A) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws (whether statutory, regulatory or decisional) now or hereafter in effect relating to creditors' rights generally and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, whether in a proceeding at law or in equity.

                  (v) No Violation. The consummation by the Servicer of the transactions contemplated by this Agreement and the other Transaction Documents and the fulfillment of the terms hereof and thereof will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice, lapse of time or both) a default under, the articles of incorporation or by-laws of the Servicer, or any material indenture, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its material properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than as contemplated in any Transaction Document, or violate any material law or, to the best of the Servicer's knowledge, any order, rule or regulation applicable to the Servicer of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or any of its properties.

                  (vi) No Proceedings. There are no proceedings or investigations to which the Servicer, or any of the Servicer's Affiliates, is a party pending or, to the best of the Servicer's knowledge, threatened before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (A) asserting the invalidity of this Agreement or the other Transaction Documents or the Notes, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or the other Transaction Documents or
         (C) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or the other Transaction documents to which it is a party.

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

                  (vii) Approvals. All approvals, authorizations, consents, orders or other actions of any Person or court required on the part of the Servicer in connection with the execution and delivery of this Agreement and the other Transaction Documents to which it is a party have been or will be taken or obtained on or prior to the Closing Date.

                  (viii) Event of Servicing Termination. No Event of Servicing Termination has occurred and no condition exists, which, upon the issuance of the Notes would constitute an Event of Servicing Termination or a default or event of default under any Transaction Document.

                  (b) The Servicer additionally covenants as follows as to the Pledged Property:

                  (i) Contract Management System. (A) The Servicer will, at its own cost and expense, (I) retain the Contract Management System, or an alternative system of equal capability, used by the Servicer to maintain a master record of the Contracts and any Contract Files held by the Servicer (except the original executed contract for each Contract which shall be held by the Collateral Agent, on behalf of the Indenture Trustee) and (II) note on the Contract Management System and mark on the original of each Contract, or other physical records of the Contracts to the effect that the Contracts and the related Equipment listed thereon (x) have been sold to the Transferors pursuant to the Receivables Sale Agreement, (y) pledged by the Transferors to the Trust, pursuant to the Receivables Pledge Agreement, and (z) such security interest therein has been assigned by the Trust to the Indenture Trustee, on behalf of the Noteholders and the Note Insurer, pursuant to the Indenture, and (B) the Servicer does not rely upon any third party for data processing capability with respect to the Contract Management System.

                  (ii) Compliance with Law. The Servicer will comply, in all material respects, with all acts, rules, regulations, orders, decrees and directions of any Governmental Authority applicable to the Contracts, the Equipment (or any part thereof) or any other portion of the Conveyed Assets; provided, however, that the Servicer may contest any act, regulation, order, decree or direction in any reasonable manner which shall not materially and adversely affect the rights of the Transferors, the Issuer, the Indenture Trustee, the Noteholders, the Collateral Agent or the Note Insurer in any Contract and the related Equipment; provided, however, that such contests shall be in good faith by appropriate proceedings and as to which adequate reserves in accordance with GAAP have been established, but only so long as such proceedings shall not individually or in the aggregate subject the Note Insurer or the Indenture Trustee to any civil or criminal liability.

                  (iii) Preservation of Security Interest. The Servicer shall execute and file such continuation statements and any other documents reasonably requested by the Indenture Trustee or the Note Insurer (unless a Note Insurer Default has occurred and is continuing) or which may be required by law to fully preserve and protect the interest of the Indenture Trustee, on behalf of the Noteholders and the Note Insurer, in and to the Pledged Property and the interests of the Indenture Trustee, on behalf of the Issuer, in and to the Conveyed Assets; provided, that, in the event of the implementation of a revised Article 9 of the UCC, neither the Indenture Trustee nor the
         Note Insurer shall require
         compliance with such revised Article 9 if compliance with the current
         Article 9 is allowed thereunder and is still effective to maintain the perfection and priority of the Indenture Trustee, on behalf of the Noteholders and the Note Insurer, in and to the Pledged Property.

                  (iv) Obligations with Respect to Contracts. The Servicer will use commercially reasonable best efforts to duly fulfill and comply, in all material respects, with all obligations, if any, on the part of the "lessor" to be fulfilled under or in connection with each Contract and the Servicer will do nothing to impair the rights of the Indenture Trustee in the Contracts and the Equipment. The Servicer will use such efforts and will not change or modify the Contracts, except insofar as any change or failure to so comply or conform would not materially and adversely affect the rights of the Transferors, the Depositor, the Issuer, the Indenture Trustee, the Collateral Agent, the Note Insurer or the Noteholders; provided, however, that any successor Servicer will be obligated to use commercially reasonable best efforts to fulfill and comply with the obligations, if any, on the part of the "lessor" under each Contract only to the extent that any out-of-pocket costs associated with such compliance or fulfillment are reimbursed by the Transferors or such other Person as may be acceptable to the successor Servicer.

                  (v) Notification. The Servicer agrees to notify the Issuer, the Owner Trustee, the Note Insurer, each Rating Agency, the Collateral Agent, the Depositor and the Indenture Trustee as soon as practicable, but in no event later than five (5) Business Days after the earlier of the Servicer's discovery or its receipt of notice thereof, of a breach of any representation or warranty contained herein, or the failure of the Servicer to perform its duties hereunder.

                  (vi) Lien in Force. The Servicer shall not release or assign any Lien in favor of the Indenture Trustee on any Contract or item of Equipment related to any such Contract in whole or in part, except as provided herein. The Servicer shall use its best efforts to remove, or to cause the related Obligor to remove, any Liens on the Conveyed Assets, other than the Lien created by the Receivables Pledge Agreement, and any Liens on the Pledged Property, other than the Lien created by the Indenture.

                  (vii) Fulfill Obligations. The Servicer will in all material respects duly fulfill all obligations on the Servicer's part to be fulfilled under or in connection with the Conveyed Assets, the Trust Property and the Receivables. The Servicer will not amend, rescind, cancel or modify any Contract or term or provision thereof, except as contemplated herein, and the Servicer will not do anything that would impair the rights of the Noteholders or the Note Insurer in the Conveyed Assets, the Trust Property or the Receivables.

                  (viii) Preservation of the Equipment. As more specifically set forth in this Agreement, in performing its servicing duties hereunder, the Servicer shall, in accordance with the Servicing Standard, use its commercially reasonable best efforts to collect all payments required to be made by the Obligors under the Contracts, enforce all material rights of the Issuer under the Contracts and defend the Equipment against all Persons, claims and demands whatsoever. The Servicer shall not assign, sell, pledge, or exchange, or in any way encumber or otherwise dispose of the Equipment, except as permitted under this Agreement, the Receivables Pledge Agreement and the Indenture.

                  (ix) Requests for Information. The Servicer shall deliver to the Issuer, the Depositor, the Collateral Agent, the Note Insurer, each Noteholder, the Indenture Trustee, the Back-up Servicer and the Rating Agencies:

                           (A) Notice of Event of Servicing Termination.
                  Immediately upon becoming aware of the existence of any condition or event which constitutes an Event of Servicing Termination or an Event of Default, or any event (other than any payments which have not yet come due), which with the lapse of time and/or the giving of notice would constitute an Event of Servicing Termination or an Event of Default or a written notice describing its nature and period of existence and, in the case of an Event of Servicing Termination, which action the Servicer is taking or proposes to take with respect thereto; and

                           (B) Requested Information. With reasonable
                  promptness, any other data and information which may be reasonably requested in writing from time to time.

                  (x) Delivery of Contracts. Upon an Event of Servicing Termination, the Servicer shall promptly deliver possession of any Contracts Files that may have been delivered to the Servicer pursuant to Section 3.01(b) hereof to, or at the direction of, the successor Servicer appointed by the Note Insurer or, if none has been so appointed, to the Back-up Servicer.

                  (xi) No Forgiveness. The Servicer shall not forgive any Scheduled Payment or Final Scheduled Payment with respect to any Contract.

                  (xii) No Modification. Subject to the provisions of Section 4.01(f), unless an Obligor is in payment or monetary default, the Servicer shall not permit any modification with respect to a Contract which would defer or change the timing or amount of any Scheduled Payment or Final Scheduled Payment or change the final maturity date on any Contract; provided, however, that no change in the final maturity date of any Contract shall be permitted under any circumstances if such new maturity date is later than the latest maturity date of any other Contract then pledged to the Indenture Trustee, on behalf of the Trust.

                  (xiii) Prepayments. The Servicer may accept Prepayment in part or in full; provided, that (1) in the event of Prepayment in full, the Servicer may consent to such Prepayment only in an amount not less than the Prepayment Amount and (2) in the event of a partial Prepayment, the Servicer may consent to such partial Prepayment only if (x) following such partial Prepayment there are no delinquent Scheduled Payments then due from the Obligor, (y) such partial Prepayment is paid along with an amount equal to the product of (i) one-twelfth, (ii) the Discount Rate, and (iii) the Discounted Contract Principal Balance of the Contract prior to such partial Prepayment and
         (z) such partial

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

         Prepayment will not reduce the Discounted Contract Principal Balance by more than the amount of such partial Prepayment.

                  (xiv) Partial Prepayment. In the event of a partial Prepayment, the Servicer shall recalculate the Discounted Contract Principal Balance of such Contract based on the revised schedule of Scheduled Payments and any Final Scheduled Payment after first giving effect to such partial Prepayment.

                  (xv) Delivery of Computer Tapes. On each Determination Date, the Servicer shall deliver a computer tape to the Back-up Servicer to enable the Back-up Servicer to confirm the information contained in the Monthly Statement. Such computer tape shall be in the format agreed to by such parties.

                  It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.01 shall survive delivery of the respective Contract Files to the Collateral Agent, on behalf of the Indenture Trustee, or to another Custodian, as the case may be, and shall inure to the benefit of the Indenture Trustee, on behalf of the Noteholders and the
Note Insurer.

                  SECTION 2.02 Representations and Warranties of the Originator with Respect to the Contracts. With respect to each Contract, the Originator hereby makes the following representations, warranties and covenants to the Indenture Trustee, the Issuer, the Collateral Agent, the Depositor, the Back-up Servicer, the Note Insurer and the Noteholders on which the Indenture Trustee relies in accepting the Pledged Property in trust and authenticating the Notes, on which the Note Insurer relies in executing and delivering the Note Insurance Policy and on which the Back-up Servicer relies in executing and delivering this Agreement. Such representations, warranties and covenants are made or deemed to be made, (x) with respect to the Initial Contracts and Initial Equipment, as of the Initial Cut-Off Date, (y) with respect to the Subsequent Contracts and Subsequent Equipment, as of the Subsequent Cut-Off Date, and (z) with respect to the Substitute Contracts and Substitute Equipment, as of the related Transfer Date, and shall survive the pledge of any Conveyed Assets by the Transferors to the Trust, and the pledge of any Pledged Property to the Indenture Trustee, for the benefit of the Noteholders and the Note Insurer:

                  (a) Each Contract is for the Equipment identified therein and only the Equipment relating to the Vehicle Contracts is of a type which requires issuance of a certificate of title to evidence ownership thereof or a security interest therein.

                  (b) The information with respect to each Contract and the Equipment subject to each Contract in the List of Contracts is true and correct.

                  (c) No provision of any Contract has been waived, altered or modified in any respect, except by instrument or documents contained in its Contract File and identified by the Originator, no Contract has been rewritten or extended other than with respect to non-credit related matters (i.e., change in day of the month for payment or change due to damage to Equipment) and any document evidencing any such change has been included in the related Contract File, and no modification or amendment of any Contract would individually or in the aggregate materially and adversely affect the Issuer's or the

         Indenture Trustee's rights thereunder or has reduced the amount of any Scheduled Payment (or the aggregate amount of Scheduled Payments) or Final Scheduled Payment owing thereunder or extended the expiration date thereof.

                  (d) Each Contract is a valid and binding payment obligation of the related Obligor and is enforceable in accordance with its terms (except as may be limited by applicable insolvency, bankruptcy, moratorium, reorganization, or other similar laws affecting enforceability of creditors' rights generally and the availability of equitable remedies) and is in full force and effect.

                  (e) Each Contract contains a "hell or high water" clause under which the Obligor's obligations are non-cancelable and unconditional and not subject to any valid right of set-off, defense, abatement, counterclaim, reduction or recoupment; no Contract is or will be subject to valid rights of rescission, set-off, counterclaim or defense; each Contract provides for acceleration of the Scheduled Payments upon default by the Obligor; and, with respect to each Contract which relates to Equipment which is surveillance Equipment, the Originator is not obligated to engage in any activity in the event that the Obligor surveillance provider fails to perform its third party obligations.

                  (f) The Contracts do not violate any material laws of any applicable state or of the United States, including, without limitation, usury, truth-in-lending and equal credit opportunities laws applicable to such Contract.

                  (g) Each Contract requires the Obligor to pay any maintenance, taxes, insurance or other expenses and each Contract contains provisions requiring the Obligor to maintain the Equipment, at its sole expense, at all times during the term of the Contract, in good operating order, repair, condition and appearance, and protect the Equipment from deterioration (except for normal wear and tear) and, maintain an Insurance Policy with respect to the Equipment in an amount at least equal to the replacement value thereof, naming the Originator as loss payee (if the Original Equipment Cost was greater than $100,000, a copy of such Insurance Policy or a certificate evidencing such Insurance Policy shall be included in the Contract File delivered to or on behalf of the Indenture Trustee), and upon the occurrence of a casualty, to pay any difference between the proceeds of such insurance and the implicit principal balance of such Contract (which implicit principal balance is equal to or greater than the Discounted Contract Principal Balance of such Contract) and to pay all sales, use, rental, property or similar taxes or fees, fines and penalties with respect to the Equipment and to assume all risk of loss or malfunction of the related Equipment.

                  (h) As of the Closing Date or the related Conveyance Date, as the case may be, all action shall have been taken by the Originator to convey all of its right, title and interest in and to (i) the Contracts to Transferor I and (ii) the ownership or security interest of the Originator in each item of Equipment and any Residual Receipts to Transferor II.

                  (i) Any party executing a Contract on behalf of the Originator had the legal capacity and authority to execute such Contract and, to the best of the Originator's knowledge, all other parties to such Contract had the legal capacity to execute such Contract.

                  (j) The right, title and interest of the Originator in and to each Contract and the related Equipment (or any other property conveyed pursuant to the Receivables Sale Agreement) has not been sold, transferred, assigned or pledged by the Originator to any other Person (or any such pledge has been released as evidenced by releases of collateral). At the time of the conveyance of such Contracts and the related Equipment to the Transferors, the Originator was the owner of, and had good and marketable title to, such Contract and either the owner of, or the holder of a first priority security interest (in accordance with the Filing Requirements) in, the related Equipment. The Originator had the power to convey such Contract and assign its interest in the related Equipment free and clear of any Liens (other than any Lien released and/or assigned simultaneously with the execution of the Transaction Documents). With respect to each Contract, the Equipment does not secure any other Contract or other obligation of the Obligor to the Originator or its affiliates now or in the future.

                  (k) No Contract provides for the substitution, addition or exchange of any item of Equipment which would result in any reduction of payments due under such Contract.

                  (l) All of the Contracts permit the Originator to accelerate Scheduled Payments and any Final Scheduled Payment if an Obligor is in default under the Contract and the amount payable as a result of any such acceleration shall not be less than the Prepayment Amount for such Contract.

                  (m) At the time of origination, all the Contracts materially met the Originator's Credit Policies and Procedures.

                  (n) Each Contract conveyed includes only the remaining, in the event the Contract does not include all original Scheduled Payments under the Contract, non-cancelable Scheduled Payments and any Final Scheduled Payment.

                  (o) As of the Cut-Off Date or the related Conveyance Date, as the case may be, no Obligor will have been released, in whole or in part, from any of its obligations in respect of any such Contract; no such Contract will have been satisfied, canceled, extended or subordinated, in whole or in part, or rescinded, and no Equipment covered by any such Contract will have been released from such Contract, in whole or in part, nor will any instrument have been executed that would effect any such satisfaction, release, cancellation, subordination or rescission.

                  (p) Each Contract is either "chattel paper" or an "instrument" for purposes of Section 9-105(1)(b), 9-105(1)(i) or 9-308 of the UCC and there is not more than one counterpart of each Contract; any such counterpart that contitutes "chattel paper" has been or will be legended to reflect the security interest of the Indenture Trustee and all such counterparts have been or shall be delivered to, or on behalf of, the Collateral Agent, on behalf of the Indenture Trustee, on the Closing Date or the related Conveyance Date, as the case may be.

                  (q) The Originator has duly fulfilled all material obligations on its part to be fulfilled under or in connection with each Contract and the related Equipment, including, without limitation, giving any notices or consents necessary to effect the contribution, assignment, transfer, and conveyance from the Originator of the Contracts and the related Equipment to the related Transferor, and has done nothing to materially impair the rights of the Transferors, the Indenture Trustee, the Collateral Agent, the Issuer, the Noteholders or the Note Insurer in such Contract, the related Equipment or the proceeds with respect thereto.

                  (r) No Contract has been amended after the Cut-Off Date, the Subsequent Cut-Off Date or the Substitute Contract Cut-Off Date, as the case may be, such that the amount of any Scheduled Payment (or the aggregate Scheduled Payments) or Final Scheduled Payment has been reduced or the maturity date thereof has been extended, except as otherwise permitted hereunder.

                  (s) No proceedings or, to the best of the Originator's knowledge, investigations, are pending, or have been threatened asserting the invalidity of any Contract, or seeking any determination or ruling that might adversely and materially affect the validity or enforceability of any Contract.

                  (t) All filings (including UCC filings) necessary to (i) evidence the pledge of the Pledged Notes to the Indenture Trustee, for the benefit of the Noteholders and the Note Insurer, and to perfect the first priority perfected security interest of the Indenture Trustee, for the benefit of the Noteholders and the Note Insurer, in the Contracts and related Equipment, (ii) evidence the pledge of the Conveyed Assets to the Trust, and to perfect the first priority perfected security interest of the Trust, in the Contracts and related Equipment, and (iii) evidence the sale, contribution and transfer of the Contracts and the Equipment to the related Transferor and to perfect the first priority perfected security interest of the Transferors in the Contracts and related Equipment (each, in accordance with the Filing Requirements), have been made in all appropriate jurisdictions and are in full force and effect.

                  (u) No Obligor is, to the best of the Originator's knowledge, subject to bankruptcy or other insolvency proceedings.

                  (v) Each Obligor is a Person domiciled in the United States, each item of Equipment is located in the United States, and each Obligor's billing address is in the United States.

                  (w) All payments under each Contract are required to be made in United States dollars.

                  (x) No Contract requires the prior written consent of an Obligor or contains another restriction relating to the transfer or assignment of such Contract (except such as have been obtained).

                  (y) No Contract permits the prepayment thereof at the option of the Obligor for an amount that is less than the Prepayment Amount related to such Contract from time to time.

                  (z) No Contract is the subject of litigation or has been referred to counsel, and the Originator has no knowledge of any challenge or dispute by any Obligor under any Contract.

                  (aa) With respect to each Contract for which the Originator collects maintenance payments, the Originator remits such maintenance payments to the related maintenance providers.

                  (bb) No Contract is a "consumer lease" as defined in Article 2A of the UCC or a "consumer credit lease" subject to the FTC Rule (16 C.F.R., Part 433).

                  (cc) Each Contract is a "finance lease" under U.S. GAAP;

                  (dd) Each Contract will commence no later than (x) for Initial Contracts, the Closing Date, (y) for Subsequent Contracts, the Subsequent Funding Date, and (z) for Substitute Contracts, the Transfer Date, and no Contract had a final payment date later than twelve months prior to the Class A-4 Maturity Date.

                  (ee) No more than 1% of the Initial Aggregate Collateral Balance is attributable to Obligors that are governments or municipalities; and no Obligor is an affiliate of the Originator.

                  (ff) Each Contract is either a contract "intended as security" within the meaning of UCC Section 1-201(37) or a "Lease" within the meaning of UCC Section 2A-103(1)(j).

                  (gg) As of the Cut-Off Date, the Subsequent Cut-Off Date and the Substitute Contract Cut-Off Date, as the case may be, each Contract provides for monthly Scheduled Payments; provided, that less than 1% of the Initial Aggregate Collateral Balance is attributable to Contracts which provide for non-monthly Scheduled Payments; no Contract has a Final Scheduled Payment which is greater than five times its Scheduled Payment; and the weighted average life of the remaining Scheduled Payments comprising the Aggregate Discounted Contract Principal Balance does not exceed 24 months.

                  (hh) In the event of a Casualty Loss, the Originator may require the Obligor, at the Obligor's expense, to (i) replace the Equipment with like equipment in equivalent condition, acceptable to the Originator, or (ii) pay the Discounted Contract Principal Balance and the Booked Residual Value of the related Equipment.

                  (ii) No Contract permits the Obligor to utilize any security deposit to offset any Scheduled Payment or Final Scheduled Payment.

                  (jj) To the best knowledge of the Originator, any guarantees required at the time of origination of a Contract remain in full force and effect.

                  (kk) No Contract was selected on any adverse basis which would have any material effect on the Noteholders or the Note Insurer.

                  (ll) Each Source has entered into a valid sale and assignment of each Contract originated by such Source to the Originator utilizing a form of Source Agreement that complies in all material respects to form attached hereto as Exhibit C; the related Source Agreement does not provide for (A) recourse to the Source with respect to payment or monetary defaults by the Obligor or (B) the sharing of residual payments with respect to the Source.

                  (mm) No one broker Source (including its Affiliates) has originated more than 5% of the Initial Aggregate Collateral Balance and no one vendor Source (including its Affiliates) has originated more than 8% of the Initial Aggregate Collateral Balance, except, in either case, if the Note Insurer shall have given its prior written consent.

                  (nn) Each Contract agreement conforms, in all material respects, to the form of Contract contained in Exhibit A hereto.

                  (oo) As of the related Cut-Off Date, no one Obligor (including its Affiliates) is the Obligor under Contracts for which the sum of the Discounted Contract Principal Balances exceeds 1% of the Initial Aggregate Collateral Balance; no more than 17% of the Initial Aggregate Collateral Balance is attributable to Contracts relating to Obligors (including their respective Affiliates) in any one state, except for the state of California, in which Obligors (including their respective Affiliates) under Contracts representing no more than 25% of the Initial Aggregate Collateral Balance are located; no more than 6% of the Initial Aggregate Collateral Balance is attributable to Contracts relating to Obligors (including their respective Affiliates) in the states of Maryland, Tennessee, Louisiana, Georgia and Oklahoma.

                  (pp) The transfer, assignment and contribution to the Transferors of the Contracts and the Originator's right, title and interest in and to any item of Equipment will not violate the terms or provisions of any such Contract or any other material agreement to which the Originator then is a party or by which it is bound.

                  (qq) After giving effect to each pledge contemplated by the Receivables Pledge Agreement, the Trust will be the holder of a valid perfected first priority security interest in the Contracts and the related Equipment.

                  (rr) At the time that any item of Equipment (or any security interest therein) is pledged pursuant to the terms of the Receivables Pledge Agreement or the Indenture, the Originator will have no knowledge that such Equipment has suffered any loss or damage except for such Equipment that has been restored to its original value, ordinary wear and tear excepted.

                  (ss) (A) To the best of the Originator's knowledge after due inquiry, no event has occurred and is continuing which with notice, the lapse of time or both would constitute a default under any Contract, and (B) the Originator has not waived any of the foregoing.

                  (tt) No Contract by its terms permits early termination for an amount less than the Prepayment Amount.

                  (uu) As of the Initial Cut-Off Date, the aggregate of the Booked Residual Values relating to the Contracts is $2,743,055.06.

                  (vv) All of the Equipment relating to the Contracts which are "true" or "operating" leases, if any, is owned by Transferor II, and, subject to the Filing Requirements, Transferor II has a security interest in all of the Equipment relating to the Contracts which are "finance" leases.

                  (ww) No Contract has been originated in or is subject to the laws of any jurisdiction whose laws would make the assignment and transfer thereof pursuant to the terms hereof or any transaction contemplated by the Transaction Documents unlawful.

                  (xx) Each Contract provides that the Originator has no obligation to assemble, install, test, adjust or service the Equipment subject to a Contract.

                  (yy) To the best of the Originator's knowledge, no item of Equipment has been relocated from the jurisdiction set forth in the Contract or, if the Originator has knowledge of any such relocation, all UCC filings necessary to continue the first priority security interest in such Equipment have been made in a manner consistent with the Filing Requirements.

                  (zz) Each Obligor has accepted the related Equipment, and each Contract file contains an executed delivery and acceptance certificate.

                  (aaa) The Contracts were originated or acquired by the Originator in the ordinary course of its business. The Credit Policies and Procedures used by the Originator with respect to the origination of each Contract have been legal in all respects except where the failure to do so would not result in a material adverse effect on the Contracts.

                  (bbb) The Initial Aggregate Discounted Contract Principal Balance of all Contracts is equal to $69,676,194.41.

                  (ccc) As of the Cut-Off Date, the Subsequent Cut-Off Date or the Substitute Contract Cut-Off Date, as the case may be, no item of Equipment, Subsequent Equipment, or Substitute Equipment, as applicable, has been repossessed.

                  (ddd) The Originator has the right under each Contract to exercise appropriate remedies with respect to the related Equipment without obtaining the consent of any third parties.

                  (eee) The Originator will cause its records to be marked to reflect (i) the transfer, assignment and contribution of (A) the Contracts to Transferor I and (B) the ownership or security interest of the Originator in each item of Equipment and any Residual Receipts (up to the Booked Residual Value) to Transferor II, (ii) the pledge of the Conveyed Assets to the Trust, and (iii) the assignment of such pledge of the Conveyed Assets to the Indenture Trustee, for the benefit of the Noteholders and the Note Insurer.

                  (fff) The Originator purchased each item of Equipment from either (i) the manufacturer or other supplier following receipt of an invoice from such manufacturer or supplier or (ii) an Obligor following confirmation that such item of Equipment was on such Obligor's premises.

                  (ggg) The sale, transfer, assignment and conveyance contemplated by the Receivables Sale Agreement is not subject to and will not result in any tax, fee or governmental charge payable to any federal, state or local government ("Transfer Taxes") other than Transfer Taxes which have been or will be paid by the Originator as due. In the event that the Indenture Trustee receives actual notice of any Transfer Taxes arising out of such transfer, assignment and conveyance, on written demand by the Indenture Trustee, the Noteholders or upon the Originator otherwise being given notice thereof, the Originator shall pay, and otherwise indemnify and hold the Indenture Trustee and the Note Insurer harmless, on an after-tax basis, from and against any and all such Transfer Taxes (it being understood that the Noteholders, the Indenture Trustee and the Note Insurer shall have no obligation to pay such Transfer Taxes).

                  (hhh) Each Contract has a remaining term of at least 3 months but not greater than 60 months, except for 7% of the Contracts, by Initial Aggregate Collateral Balance, which have a remaining term of greater than 60 months but less than 84 months, and at least one Scheduled Payment has been received on each Contract prior to the related Cut-Off Date. With respect to Subsequent Contracts and Substitute Contracts, the remaining term is no greater than one year prior to the Class A Maturity Date.

                  (iii) The Originator has filed UCC-1 financing statements in accordance with the Filing Requirements.

                  (jjj) As of the Closing Date, the related Subsequent Funding Date and the related Transfer Date, as the case may be, the Originator had no actual knowledge that any Contract would not be paid in full.

                  (kkk) Each Contract was either originated by the Originator or acquired by the Originator from a Source; not more than 5.5% of the Initial Aggregate Collateral Balance of the Contracts will result from Software Contracts.

                  (lll) Each Contract constitutes an Eligible Contract.

                  (mmm) If obtained during the original Contract approval, the Contract File contains a guarantee of the Obligor's obligations under the Contract.

                  (nnn) With respect to each Contract, the Contract File for such Contract has been delivered to, or on behalf of, the Collateral Agent, on behalf of the Indenture Trustee, on or prior to (i) the Closing Date, with respect to the Initial Contracts, (ii) the

         Subsequent Funding Date, with respect to Subsequent Contracts, and
         (iii) the Transfer Date, with respect to the Substitute Contracts.

                  (ooo) Each Source has received the purchase price for the related Contract.

                  (ppp) Each Contract that is a master lease or loan agreement shall contain only one schedule per agreement, or if more than one schedule exists, each schedule and the related master agreement constitute a separate contract. (qqq) As of the Cut-Off Date, the Subsequent Cut-Off Date or the Substitute Contract Cut-Off Date, as the case may be, no Contract has a Final Scheduled Payment which is more than five times the amount of the regular Scheduled Payments on such Contract.

                  (rrr) To the best knowledge of the Originator, no Obligor is a Person involved in the business of selling equipment of the same type as the Equipment subject to the related Contract.

                  (sss) To the best knowledge of the Originator, no Contract is a refinancing due to delinquencies under a prior lease, security agreement or loan with the same Obligor relating to the Equipment.

                  (ttt) None of the Contracts relating to surveillance Equipment are Contracts for which the Originator is responsible for the provision of maintenance services to or on behalf of the related Obligor.

                  (uuu) To the best knowledge of the Originator, no error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Contract has taken place on the party of any person, including, without limitation, the Source or the Originator, or any other party involved in the origination of the Contract or in the application of any insurance in relation to such Contract.

                  (vvv) As of the related Cut-Off Date, no more than 7% of the Contracts by Initial Aggregate Collateral Balance relate to Equipment which are signs, restaurant equipment or used equipment.

                  (www) As of the related Cut-Off Date, no Contract has Scheduled Payments which are more than 60 days delinquent.

                  (xxx) As of the related Cut-Off Date, no more than 0.50% of the Contracts by Initial Aggregate Collateral Balance are Vehicle Contracts.

                  It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.02 shall survive the execution and delivery of the Agreement, the delivery of the respective Contract Files to the Collateral Agent, on behalf of the Indenture Trustee, or to another custodian, as the case may be, and shall inure to the benefit of the Indenture Trustee, on behalf of the Noteholders and the Note Insurer.

                  SECTION 2.03 Representations and Warranties of the Back-up Servicer. The Back-up Servicer hereby makes the following representations and warranties for the benefit of the Issuer, the Indenture Trustee, the Servicer, the Collateral Agent, the Depositor, the Owner Trustee, the Note Insurer and the Noteholders. Such representations and warranties are made as of the Closing Date, and shall be deemed to be reaffirmed on each Subsequent Funding Date and on each Transfer Date.

                  The Back-up Servicer represents and warrants as to itself:

                  (a) Organization and Good Standing. The Back-up Servicer is a New York banking corporation duly organized, validly existing and in good standing under the laws of the state of New York and has the power, authority and legal right to perform its obligations hereunder.

                  (b) Due Qualification. The Back-up Servicer has obtained all necessary licenses and approvals, where the failure to be so qualified and in good standing or obtain such licenses or approvals would have a material adverse effect on the Back-up Servicer's business and operations or in which the performance of its obligations hereunder requires or will require such qualification, licenses or approvals.

                  (c) Authorization. The Back-up Servicer has the power, authority and legal right to execute, deliver and perform this Agreement, and the execution, delivery and performance of this Agreement has been duly authorized by the Back-up Servicer by all necessary corporate action.

                  (d) Binding Obligation. This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of the Back-up Servicer, enforceable against the Back-up Servicer in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws (whether statutory, regulatory or decisional) now or hereafter in effect relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, whether in a proceeding at law or in equity.

                  (e) No Violation. The consummation by the Back-up Servicer of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice, lapse of time or both) a default under, the charter documents or by-laws of the Back-up Servicer.

                  (f) No Proceedings. There are no proceedings or investigations to which the Back-up Servicer, or any of the Back-up Servicer's Affiliates, is a party pending or, to the best of such Responsible Officer's knowledge, threatened before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (A) asserting the invalidity of this Agreement or the Notes, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Back-up Servicer of its obligations under, or the validity or enforceability of, this Agreement.

                  (g) Approvals. All approvals, authorizations, consents, orders or other actions of any Person or court required on the part of the Back-up Servicer in connection with the execution and delivery of this Agreement in the State of New York have been or will be taken or obtained on or prior to the Closing Date.

                  (h) Event of Back-up Servicing Termination. No Event of Back-up Servicing Termination has occurred and no condition exists, which, upon the issuance of the Notes or the giving of notice or passage of time or both, would constitute an Event of Back-up Servicing Termination.

                  It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.03 shall survive the execution and delivery of this Agreement, the delivery of the respective Contract Files to the Collateral Agent, on behalf of the Indenture Trustee or to another custodian, as the case may be, and shall inure to the benefit of the Indenture Trustee, on behalf of the Noteholders and the Note Insurer.

                  SECTION 2.04 Representations, Warranties and Covenants of the Collateral Agent. The Collateral Agent hereby makes the following representations and warranties for the benefit of the Indenture Trustee, the Issuer, the Servicer, the Back-up Servicer, the Depositor, the Owner Trustee, the Note Insurer and the Noteholders. Such representations and warranties are made as of the Closing Date, and shall be deemed to be reaffirmed on each Subsequent Funding Date and on each Transfer Date.

                  The Collateral Agent represents and warrants as to itself:

                  (a) Organization and Good Standing. The Collateral Agent is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America and has the power, authority and legal right to perform its obligations hereunder.

                  (b) Authorization. The Collateral Agent has the power, authority and legal right to execute, deliver and perform this Agreement, and the execution, delivery and performance of this Agreement have been duly authorized by the Collateral Agent by all necessary corporate action.

                  (c) Binding Obligation. This Agreement has been duly and validly authorized, executed and delivered by the Collateral Agent, all requisite corporate action having been taken, and, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes or will constitute the legal, valid and binding agreement of the Collateral Agent, enforceable against the Collateral Agent in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

                  It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.04 shall survive the execution and delivery of this Agreement, the delivery of the respective Contract Files to the Collateral Agent, on behalf of the Indenture Trustee or to another custodian, as the case may be, and shall inure to the benefit of the Indenture Trustee, on behalf of the Noteholders and the Note Insurer.

                                  ARTICLE III

                            PERFECTION OF TRANSFER

                  SECTION 3.01 Filing; Custody of Files; Contract Files. (a) On the Closing Date with respect to the Initial Contracts, on the related Subsequent Funding Date with respect to the Subsequent Contracts, and on the related Transfer Date with respect to Substitute Contracts, the Servicer shall submit the Financing Statements for filing in the respective filing offices named therein. From time to time thereafter, the Servicer shall take or cause to be taken such actions and execute such documents as are necessary to perfect and protect the Issuer's, the Indenture Trustee's, the Collateral Agent's, the Noteholders' and the Note Insurer's interests, as such interests may appear, in the Receivables against all other Persons, including, without limitation, the filing of financing statements, amendments thereto and continuation statements, the execution of transfer instruments and the making of notations on or taking possession of all records or documents of title.

                  (b) (i) Pursuant to (A) the Receivables Pledge Agreement, the Trust acknowledges the pledge of the Transferor Collateral by the Transferors to the Trust, as security for the Pledged Notes, and (B) the Indenture, the Indenture Trustee, on behalf of the Noteholders and the Note Insurer, acknowledges the pledge of the Pledged Property by the Trust and declares that the Indenture Trustee, will hold such Pledged Property, and the Collateral Agent will hold the Conveyed Assets, including the Contract Files, on behalf of the Indenture Trustee, in trust, for the use and benefit of the Issuer and all the Noteholders and the Note Insurer, as their interests may appear, subject to the terms and provisions thereof.

                  (ii) From time to time and as appropriate for the foreclosure or servicing of any of the Contracts, the Collateral Agent is hereby authorized, upon receipt of a written request and receipt provided by the Servicer acknowledged by the Indenture Trustee and the Note Insurer, in substantially the form annexed as Exhibit F hereto (a "Request for Release"), to release to the Servicer within five (5) Business Days --------- of receipt of such Request for Release, the related Contract File or the documents from a Contract File set forth in such Request for Release. All documents so released to the Servicer shall be held by the Servicer in trust for the benefit of Indenture Trustee. The Servicer shall return to the Collateral Agent each and every document previously requested from the Contract File when the Servicer's need therefor in connection with such foreclosure or servicing no longer exists, unless the Contract has been liquidated, is a Reacquired Contract or is a Substituted Contract, in which case, upon receipt of a certification to this effect from the

         Servicer, as set forth in the Request for Release, the Servicer's Request for Release shall be returned by the Collateral Agent to the Servicer.

                  (iii) Notwithstanding the foregoing or any other provision of the other Transaction Documents, the following limitations shall apply with respect to the ability of the Servicer to obtain custody of any Contract File:

                    (A) except with the prior written consent of the Note Insurer in each instance, the Servicer shall not be entitled to obtain possession of the original counterpart of any Contract;

                    (B) except with the prior written consent of the Note Insurer in each instance, the Servicer shall not be entitled to be in possession at any point in time of Contract Files for Contracts (other than Contract Files relating to Defaulted Contracts, Substituted Contracts or Reacquired Contracts) representing more than five percent (5%) of the then Aggregate Discounted Contract Principal Balance; and;

                    (C) in no event shall the Servicer permit any Person (other than the Collateral Agent and the Servicer and its employees and agents) to maintain possession of any Contract File;

                  (iv) Within five Business Days after the end of each month, the Collateral Agent shall provide to the Indenture Trustee and the
         Note Insurer (x) a list of all the Contracts for which the Collateral Agent holds a Contract File pursuant to this Agreement which has been released to the Servicer and remain in the possession of the Servicer as of the last day of such month and (y) a calculation of the Discounted Contract Principal Balance of the Contracts for which the related Contact File is then in possession of the Servicer.

                  (v) To the extent the Servicer, as agent of the Indenture Trustee and the Transferors, holds any Contract File or other Conveyed Asset or Pledged Property, it shall do so in accordance with the Servicing Standard as such standard applies to servicers acting as custodial agents. The Servicer shall promptly report to the Collateral Agent and the Indenture Trustee any failure by it to hold the complete Contract Files previously provided by the Collateral Agent, on behalf of the Indenture Trustee, as herein provided and shall promptly take appropriate action to remedy any such failure but only to the extent
         (A) any such failure is caused by the acts or omissions of the Servicer and (B) such remedial action is otherwise within its capabilities or control. As custodian, the Servicer shall have and perform the following powers and duties:

                    (A) hold the Contract Files (exclusive of the original counterpart of the Contract) that it may from time to time receive hereunder from the Collateral Agent, on behalf of the Indenture Trustee, maintain accurate records pertaining to each Contract to enable it to comply with the terms and conditions of the Indenture and this Agreement, and maintain a current inventory thereof;

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

                    (B) with respect to the handling and custody of such Contract Files, implement policies and procedures in accordance with the Servicing Standard so that the integrity and physical possession of such Contract Files will be maintained; and

                    (C) attend to all details in connection with maintaining custody of such Contract Files on behalf of the Indenture Trustee.

                  (vi) In so acting as custodian of such Contract Files pursuant to Section 3.01(b)(ii), the Servicer agrees further that it does not and will not have or assert any beneficial ownership interest in the Contracts or the Contract Files. Promptly upon the Transferor's acquisition thereof, the Servicer on behalf of the Indenture Trustee shall mark conspicuously each Contract with a legend and note in its Contract Management System that the related Transferor has acquired the Contracts and all right and title thereto and interest therein as provided herein and the pledge thereof to the Indenture Trustee, on behalf of the Issuer.

                  (vii) The Servicer agrees to maintain any Contract Files that it may from time to time receive from the Indenture Trustee at its office located in Bala Cynwyd, Pennsylvania or at such other offices of the Servicer as shall from time to time be identified by prior written notice to the Indenture Trustee, the Collateral Agent and the
         Note Insurer. Subject to the foregoing, the Servicer may temporarily move individual Contract Files or any portion thereof without notice as necessary to conduct collection and other servicing activities in accordance with the Servicing Standard.

                  SECTION 3.02 Name Change or Relocation. If any change in the Issuer's name, identity, structure or the location of its principal place of business or chief executive office occurs, then the Servicer, on behalf of the Issuer, shall deliver thirty (30) days' prior written notice of such change or relocation to the Depositor, the Collateral Agent, the Note Insurer and the Indenture Trustee. No later than five (5) days after the effective date of such change or relocation, the Servicer, on behalf of the Issuer, shall file such amendments or statements as may be required to preserve and protect the Issuer's, the Depositor's and the Collateral Agent's, the Noteholders', the Indenture Trustee's and the Note Insurer's respective interests in the Pledged Property, the Conveyed Assets and the Receivables and deliver copies thereof to the Indenture Trustee.

                  SECTION 3.03 Chief Executive Offices. During the term of this Agreement, the Indenture and the Trust Agreement, the Owner Trustee, on behalf of the Issuer, will maintain the Issuer's chief executive office and principal places of business in one of the states of the United States.

                  SECTION 3.04 Costs and Expenses. The Servicer agrees to pay all costs and disbursements in connection with the perfection and the maintenance of perfection, as against all third parties, of the Issuer's, the Indenture Trustee's, the Depositor's, the Collateral Agent's, the Noteholders' and the Note Insurer's respective rights and interests in and to the Pledged Property, the Conveyed Assets and the Receivables (other than with respect to the Equipment, any cost in excess of that necessary to comply with the Filing Requirements). The

Servicer agrees to pay all taxes (other than net income taxes or taxes imposed in lieu thereof), if any, owed in connection with ownership of the Equipment.

                  SECTION 3.05 Possession of Contract Files; Access to Contract Files. (a) In accordance with the Transaction Documents, the Transferors shall on or before the Closing Date, with respect to the Initial Contracts, and shall on or before the Subsequent Transfer Date or Transfer Date with respect to Subsequent Contracts or Substitute Contracts, as applicable, deliver, or cause the Originator to deliver, to the Collateral Agent, on behalf of the Indenture Trustee (as pledgee of the Trust pursuant to the Indenture) the Contract File related to each Initial Contract, Subsequent Contract, or Substitute Contract, as the case may be.

                  (b) The Collateral Agent will be the custodian, on behalf of the Indenture Trustee, to hold the Contract Files in trust for the benefit of all present and future Noteholders and the Note Insurer. In the event the Collateral Agent resigns or is removed, the Indenture Trustee shall either (x) hold the Contract Files, or (y) appoint a successor Collateral Agent to hold the Contract Files as set forth in Section 7.08 hereof.

                  (c) The Collateral Agent shall afford the Depositor, the Trust, the Note Insurer, the Back-up Servicer and the Servicer reasonable access to all records and documentation regarding the Contracts relating to this Agreement, such access being afforded at customary charges, upon reasonable prior written request and during normal business hours at the offices of the Collateral Agent. Notwithstanding the foregoing, the ability of the Servicer (or the Back-up Servicer) to obtain actual possession of a Contract File (or any of its contents) shall be determined under Section 3.01(a) hereof.

                  SECTION 3.06 Acceptance of the Trust Property; Certification by the Collateral Agent. (a) The Indenture Trustee agrees to execute and deliver to the Depositor, the Note Insurer, the Collateral Agent and the Servicer on or prior to the Closing Date an acknowledgement of receipt of the
Note Insurance Policy and the Pledged Notes in the form attached as Exhibit E hereto.

                  (b) The Servicer will cause Norwest Bank Minnesota, National Association, as bailee, on behalf of the Collateral Agent, to execute and deliver to the Depositor, the Note Insurer, the Indenture Trustee and the Servicer, on or prior to the Closing Date, an acknowledgement and receipt of the Contract File for each of the Initial Contracts, in the substantially the form attached as Exhibit D hereto. The Collateral Agent, on behalf of the Indenture Trustee, agrees to execute and deliver to the Depositor, the Note Insurer, the Indenture Trustee and the Servicer, within thirty days of the Closing Date or on or prior to any Subsequent Transfer Date or Transfer Date, as applicable, with respect to each Contract transferred on such date, an acknowledgement of receipt of the Contract File for such Contract in the form attached as Exhibit D hereto.

                                  ARTICLE IV

                 ADMINISTRATION AND SERVICING OF THE CONTRACTS

                  SECTION 4.01 Acceptance of Appointment; Duties of Servicer.
(a) The Servicer shall service, administer and enforce the Contracts as Servicer and shall have full power and authority to do any and all things in connection with such servicing and administration which it may deem necessary or desirable in accordance with this Agreement. The Servicer will manage, service, administer, and make collections on the Contracts in accordance with the terms of this Agreement, the Contracts, the Credit Policies and Procedures and applicable law and, to the extent consistent with such terms, in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers leases of similar credit quality for itself or others, if any, giving due consideration to customary and usual standards of practice of prudent institutional small ticket equipment finance lease servicers (the "Servicing Standard"). The Servicer's duties shall include collection and posting of all payments, responding to inquiries of Obligors on the Contracts, investigating delinquencies, accounting for collections and furnishing statements as provided in Sections 4.07, 4.08 and 4.09, making Servicer Advances and using commercially reasonable best efforts to maintain the first priority perfected security interest of the Indenture Trustee, for the benefit of the Noteholders and the Note Insurer, in the Pledged Notes, the Contracts and the Equipment, including, but not limited to, the filing of any financing or continuation statements required to be filed pursuant to the UCC, which continuation statements shall be filed on or before the 60th day prior to the expiration date of such financing statement; and promptly delivering evidence of all such filings to the Indenture Trustee, the Collateral Agent and the Note Insurer which evidence shall be satisfactory in form and substance to the Indenture Trustee, the Collateral Agent and the Note Insurer, with evidence of the filing of continuation statements being delivered on or before the 30th day before the expiration of such financing statements. The Servicer shall follow its customary standards, policies, and procedures as set forth in its Credit Policies and Procedures and shall have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration, and collection that it may deem necessary or desirable; provided, however, that the Servicer shall not allow any optional termination of any Contract prior to its scheduled expiration unless the Obligor shall have paid an amount not less than the Prepayment Amount. The Servicer may waive, modify or vary any term of a Contract if the Servicer, in its reasonable and prudent judgment, determines that it will not be materially adverse to the Noteholders or the Note Insurer. If the Servicer commences a legal proceeding to enforce a Defaulted Contract pursuant to Section 4.04 hereof or participates in a legal proceeding (including, without limitation, a bankruptcy proceeding relating to or involving a Contract or Defaulted Contract), the Indenture Trustee shall thereupon be deemed to have automatically assigned such Contract to the Servicer for purposes of commencing or participating in any such proceeding as a party or claimant, and the Servicer is authorized and empowered by the Indenture Trustee, pursuant to this Section 4.01, to execute and deliver, on behalf of itself or the Indenture Trustee, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceedings. The Indenture Trustee shall furnish the Servicer, and the Servicer shall furnish any subservicer, with any powers of attorney and other documents necessary or appropriate to enable the Servicer or a subservicer, as applicable, to carry out its servicing and administrative duties under this Agreement. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Contract on the ground that it shall not be a real party-in-interest or a holder entitled to enforce the Contract, the Servicer, on behalf of the Issuer, shall, at the Servicer's expense and direction, take steps to enforce the Contract, including bringing suit in its name or the name of the Indenture Trustee (prior written notice of which shall be given to the Indenture Trustee).

                  (b) Consent to Assignment or Replacement. At the request of an Obligor, the Servicer may in its sole discretion, consent to the assignment or sublease of a unit of the Equipment under a Contract; provided, that (i) the Obligor will remain liable for all of its obligations under such Contract, (ii) that such assignee or sub-lessee satisfies the credit criteria set forth in the Credit Policies and Procedures and (iii) in the case of an assignment, financing statements are filed naming the assignees, as debtors, and the related Transferor, as secured party. Upon the request of any Obligor, the Servicer may, in its sole discretion, provide for additions and upgrades to a Contract, and the substitution or replacement of any unit of Equipment for a substantially similar unit of additional equipment having substantially the same fair market value as the unit of Equipment that will be replaced or substituted.

                  (c) Maintenance of Credit Files. The Servicer (i) shall maintain the Credit Files in a manner consistent with the Servicing Standard and the performance of its obligations as Servicer pursuant to this Agreement and will not dispose of any documents constituting the Contract Files in any manner which is inconsistent with the performance of its obligations as the Servicer pursuant to this Agreement and (ii) will not permit any lien upon, any Contract File (other than Contract Files which relate solely to an Early Termination Contract, an Expired Contract or a Reacquired Contract and, to the extent applicable, the related Equipment) except for those liens contemplated by the Transaction Documents.

                  (d) Subservicers. The Servicer may enter into servicing agreements with one or more subservicers acceptable to the Note Insurer (unless a Note Insurer Default has occurred and is continuing) in its reasonable discretion to perform all or a portion of the servicing functions on behalf of the Servicer; provided, that the Servicer will remain obligated and be liable to the Indenture Trustee and the Issuer for servicing and administering the Contracts in accordance with the provisions of this Agreement without diminution of such obligation and liability by virtue of the appointment of such subservicer, to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Contracts. The fees and expenses of the subservicer (if any) will be as agreed between the Servicer and its subservicer and none of the Indenture Trustee, the Issuer, the Depositor, the Noteholders, the Collateral Agent or the Note Insurer will have any responsibility therefor. All actions of a subservicer taken pursuant to such a subservicer agreement will be taken as an agent of the Servicer with the same force and effect as though performed by the Servicer.

                  (e) Further Assurances. The Indenture Trustee will furnish the Servicer, and the Servicer will furnish any subservicer, with any powers of attorney and other documents necessary or appropriate to enable the Servicer or a subservicer, as applicable, to carry out its servicing and administrative duties under this Agreement.

                  (f) Modification of Contracts. In performing its obligations hereunder, the Servicer may, acting in the name of the Issuer and without the necessity of obtaining the prior consent of the Issuer, the Note Insurer, the Collateral Agent or the Indenture Trustee, enter into and grant modifications, waivers and amendments to the terms of any Contract, except for modifications, waivers or amendments that (i) are inconsistent with the Servicing Standard, (ii) would extend the date of the last Scheduled Payment or any Final Scheduled Payment on any Contract beyond the Class A Maturity Date, (iii) would reduce or adversely affect, individually or in the aggregate, the Obligor's obligation to maintain, service, insure and care for the Equipment or would permit the permanent alteration of any item of Equipment in any way which could adversely affect its present or future value,
(iv) are affected on any Contract that is either 90 days or more delinquent or a Defaulted Contract or (v) otherwise could adversely affect, individually or in the aggregate, the interest of any of the Indenture Trustee, the Depositor, the Collateral Agent, the Note Insurer or the Noteholders. Notwithstanding the provisions of clause (ii) of the preceding sentence, the Servicer may (1) permit any of the actions set forth in clause (ii) of the preceding sentence, which in the Servicer's sole discretion, in accordance with the Servicing Standard, would maximize Defaulted Contract Recoveries, or (2) permit termination of a Contract which does not otherwise provide for termination by requiring, in the case of either clause (1) or (2), that the Obligor pay, or, if the terms of such extension or termination do not provide for such payment by the Obligor that the Servicer deposit, in lieu of all future Scheduled Payments and any Final Scheduled Payment with respect to such Contract, an amount which equals or exceeds the related Prepayment Amount for such Contract as of 3:00 p.m. New York time on the Determination Date prior to the Payment Date next succeeding the making of such payment into the Collection Account; provided, however, that the Servicer will not be permitted to allow prepayment by an Obligor if there are any amounts due under the related Contract after such prepayment.

                  In the event of any modification, waiver or amendment of any Contract in accordance with this Section 4.01, the Servicer will promptly furnish the Issuer, the Depositor, the Collateral Agent, the Indenture Trustee and the Note Insurer with a copy thereof, together with a certificate of the Servicer signed by Servicing Officer stating that such modification, waiver or amendment is not prohibited by the provisions of this Section 4.01.

                  SECTION 4.02 Collection of Payments. (a) The Servicer shall use its commercially reasonable best efforts to collect all payments called for under the terms and provisions of the Contracts as and when the same shall become due, and shall use collection procedures consistent with the Servicing Standard as it follows with respect to all comparable equipment leases that it services for itself or others in a manner consistent with the Servicing Standard. The Servicer may waive any prepayment charge, late payment charge, or any other fees that may be collected in the ordinary course of servicing a Contract if, in the Servicer's reasonable and prudent determination, such waiver is not materially adverse to the Noteholders or the Note Insurer.

                  (b) Notwithstanding the terms of any Contract, the Servicer may in its discretion (if in the Servicer's reasonable determination, such action is not materially adverse to the Noteholders or the Note Insurer) allow full Prepayments of a Contract by or on behalf of the Obligor. Any Prepayments shall be in an amount no less than the Prepayment Amount with respect to the prepaid Contract. All Prepayments shall be deposited in the Collection Account.

                  (c) To the extent provided for in any Contract, the Servicer shall make all reasonable efforts to collect all payments with respect to amounts due for maintenance, taxes or assessments on the Equipment or the Contracts and shall remit such amounts to the appropriate maintenance provider or governmental entity on or prior to the date such payments are due.

                  (d) The Servicer shall deposit all Collections received by it by wire transfer into the Collection Account no later than the second Business Day following the date of receipt of such Collections by the Servicer and the Servicer's determination that such amounts relate to the Contracts, but in no event later than three Business Days following receipt thereof. The Servicer shall notify the Indenture Trustee in writing of all amounts transferred into the Collection Account. The Indenture Trustee shall retain all Advance Payments (except to the extent that such Advance Payment relates to a Scheduled Payment which has been invoiced by the Servicer) in the Collection Account until the last day of the Collection Period in which such Advance Payment or portion thereof is due in accordance with the provisions of the related Contract and such Advance Payment will not be included as Available Funds until such later Collection Period. The Servicer shall deposit into the Collection Account all Collections received during the period from (x) the Cut-Off Date through the Closing Date, (y) the Subsequent Cut-Off Date through the Subsequent Funding Date, or (z) the Substitute Contract Cut-Off Date through the Transfer Date, as the case may be.

                  (e) Based upon the amounts set forth on the Monthly Statement, the Indenture Trustee shall cause the distribution of Available Funds in the Collection Account according to the priority set forth in Section 3.04(b) of the Indenture.

                  (f) In the event that Servicer acquires title to any item of Equipment in the enforcement of any Contract or otherwise at the expiration of the term of a Contract, the Servicer shall use its best efforts to sell or otherwise dispose promptly of such item of Equipment, consistent with the Servicing Standard. The Servicer shall not lease, operate or otherwise manage any such items of Equipment unless prior thereto, the Servicer remits the related Prepayment Amount with respect to such Contract.

                  (g) Any payments (net of Excluded Amounts, except taxes) received from a Contract will be allocated first to any sales, use, property or ad valorem taxes due or payable to any taxing authority, second to any Scheduled Payments due on the related Contract (allocating such payments in the order that Scheduled Payments become due), and third to all other amounts then payable under the Contract.

                  SECTION 4.03 Servicer Advances. If on any Determination Date occurring prior to the repayment in full of the Notes, the Servicer determines that any Scheduled Payments or Final Scheduled Payments due on the Contracts (other than Defaulted Contracts) with respect to the related Collection Period have not been received by such Determination Date, the Servicer, to the extent that in its reasonable discretion it determines that it can recoup such Servicer Advance from subsequent collections or recoveries under the related Contract, will make a Servicer Advance up to an amount equal to the amount of such delinquent Scheduled Payments or Final Scheduled Payments not received by such Determination Date. The Servicer shall deposit any Servicer Advances into the Collection Account on or prior to 3:00 p.m. (New York time) on such Determination Date in next day funds. On each Determination Date, the

Servicer shall deliver to the Indenture Trustee, the Note Insurer and the Rating Agencies a report listing the aggregate amount of Scheduled Payments and Final Scheduled Payments not received for the immediate prior Collection Period as of the related Determination Date which it has determined in its sole discretion and in accordance with the Servicing Standard is likely to be recoverable from the related Obligors (such report, the "Servicer Report"). If the Servicer determines that any Servicer Advance it has made, or is contemplating making, would be a non-recoverable advance, the Servicer shall deliver to the Indenture Trustee and the Note Insurer a certificate of a Servicing Officer stating the basis for such determination.

                  The Servicer shall be reimbursed for Servicer Advances on each Payment Date from amounts on deposit in the Collection Account as follows:
(i) for any Servicer Advance made with respect to a Delinquent Contract, from subsequent Collections on such Delinquent Contract, Prepayment Amounts or Reacquisition Amounts and (ii) for any non-recoverable Servicer Advance, from all Collections received on all of the Contracts.

                  SECTION 4.04 Realization Upon Defaulted Contracts. (a) The Servicer shall use commercially reasonable best efforts consistent with the Servicing Standard to (i) accelerate, repossess, or otherwise comparably convert the ownership of any Equipment that it has reasonably determined should be repossessed or otherwise converted following a default under the related Contract, (ii) remarket, either through sale or re-lease, the Equipment upon the expiration of the term of the related Contract; provided, that upon any such re-lease, the final maturity of such re-leased Contract shall not be later than the final maturity of the latest maturing Contract then pledged to the Issuer and (iii) act as sales and processing agent for Equipment which it repossesses. The Servicer shall follow such practices and procedures as are consistent with the Servicing Standard and as it shall deem necessary or advisable and as shall be customary and usual in its servicing of equipment leases and other actions by the Servicer in order to realize upon such a Contract, which may include reasonable efforts to enforce any recourse obligations of Obligors and repossessing and selling the Equipment at public or private sale. The foregoing is subject to the provision that, in any case in which the Equipment shall have suffered damage, the Servicer shall not be required to expend funds in connection with any repair or towards the repossession of such Equipment unless it shall determine in its discretion that such repair and/or repossession will increase the Liquidation Proceeds by an amount greater than the amount of such expenses.

                  (b) Notwithstanding the foregoing, the Servicer shall take action to (i) enforce the obligations of the related Source and/or (ii) accelerate all amounts due under any Contract immediately after such Contract becomes a Defaulted Contract and shall, in accordance with its Credit Policies and Procedures, bring an action against the Source under the Source Agreement or the Obligor for all amounts due under the Contract and, to the extent applicable, institute proceedings to repossess and sell or re-lease the Equipment; provided, however, that the Servicer will not accelerate any Scheduled Payment unless permitted to do so by the terms of the Contract or under applicable law; and provided, further, that the Servicer shall not declare an Obligor to be in default under a Contract nor exercise any other remedies under such Contract based solely on a default by such Obligor under any other obligation of such Obligor to the Originator if such Obligor is not also in default under such Contract unless it concludes that declaring such default is in the best interest of the Noteholders and the Note Insurer.

                  (c) The Servicer shall remit to the Collection Account within two (2) Business Days of receipt thereof all Liquidation Proceeds, except those which constitute Excluded Amounts.

                  SECTION 4.05 Maintenance of Insurance Policies; Fidelity Policies. (a) In connection with its activities as Servicer of the Contracts, the Servicer agrees to present, on behalf of itself, the Indenture Trustee, the Issuer, the Noteholders and the Note Insurer claims to the insurer under each Insurance Policy, and to settle, adjust and compromise such claims, in each case, consistent with the terms of each Contract.

                  (b) The Servicer shall maintain, at its own expense, (i) a blanket insurance policy with respect to claims relating to the Obligors and the Contracts and (ii) a blanket fidelity bond and an errors and omissions insurance policy, in each case, with coverage appropriate and customary in the industry with responsible companies on all officers, employees, or other persons acting in any capacity with regard to the Contracts to handle funds, money, documents and papers relating to the Contracts. Any such fidelity bond and errors and omissions insurance shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons and shall be maintained in a form and amount that would meet the requirements of a prudent institutional servicer. No provision of this Section 4.05 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. Any such fidelity bond or insurance policy shall not be cancelled or modified in a materially adverse manner without ten (10) days' prior written notice to the Note Insurer and the Rating Agencies. Promptly upon receipt of any notice from the surety or the insurer that such fidelity bond or insurance policy has been terminated or materially modified, the Servicer shall notify the Note Insurer, the Indenture Trustee and the Rating Agencies of any such termination or modification.

                  SECTION 4.06 Servicing Compensation; Payment of Certain Expenses by Servicer. As compensation for its activities, the Servicer shall be entitled to receive the Servicer Fee and any Servicing Charges. The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder, including, without limitation, (a) fees and disbursements of the Independent Public Accountants, taxes imposed on the Servicer or the Issuer (but excluding any sales taxes or other taxes imposed on any Obligor, the Originator, the Servicer, the Transferors, the Depositor, the Collateral Agent, the Indenture Trustee, the Note Insurer, the Back-up Servicer, any Noteholder or any other Person), (b) expenses incurred in connection with distributions and reports to Noteholders and the Note Insurer and (c) all other fees and expenses not expressly stated hereunder to be for the account of the Noteholders or the Note Insurer. The Servicer shall be entitled to retain, out of any amounts actually recovered by the Servicer in the performance of its obligations under Sections 4.02 and 4.04 hereof with respect to any Contract or the Equipment subject thereto, the Servicer's actual out-of-pocket expenses reasonably incurred in the course of such performance with respect to such Contract or Equipment. (For all purposes of this Section 4.06, the Servicer's "out-of-pocket expenses" means only those expenses incurred to non-Affiliated third parties (e.g., outside counsel in a collection suit) and shall not include salaries, operating costs, overtime wages and other such "overhead" costs or expenses of the Servicer or its Affiliates, and shall not include expenses of or payments to an agent or subservicer allowed hereunder, except that out-of-pocket expenses for the fees and expenses of an agent used to remarket Equipment subject to Contracts shall be included as "out-of-pocket expenses").

                  SECTION 4.07 Monthly Statement. With respect to each Payment Date and the related Collection Period, the Servicer will provide to the Indenture Trustee, the Note Insurer and the Rating Agencies, not less than three (3) Business Days prior to such Payment Date, a monthly statement (a "Monthly Statement"), signed by a Responsible Officer of the Servicer and substantially in the form of Exhibit B.

                  SECTION 4.08 Quarterly Certificates as to Compliance. The Servicer will provide to the Indenture Trustee, the Note Insurer, the Depositor, the Collateral Agent and the Rating Agencies, no later than fifty
(50) days following the end of each fiscal quarter, an Officer's Certificate stating that (a) a review of the activities of the Servicer, and the Servicer's performance pursuant to this Agreement, for the period ending on the last day of the immediately preceding fiscal quarter has been made under such Person's supervision and (b) to the best of such Person's knowledge, based on such review, the Servicer has performed or has caused to be performed in all material respects all of its obligations under this Agreement throughout such period and no Event of Servicing Termination has occurred and is continuing (or, if an Event of Servicing Termination has so occurred and is continuing, specifying each such event, the nature and status thereof and the steps necessary to remedy such event, and, if an Event of Servicing Termination occurred during such fiscal quarter and no notice thereof has been given to the Indenture Trustee and the Note Insurer, specifying such Event of Servicing Termination and the steps taken to remedy such event).

                  SECTION 4.09 Annual Independent Public Accountant's Servicing Reports. The Servicer will cause an Independent Public Accountant (who may also render other services to the Servicer) to furnish to the Indenture Trustee, the
Note Insurer, the Depositor, the Collateral Agent and the Rating Agencies, no later than April 30 of each year, commencing April 30, 2000, a report relating to the previous calendar year to the effect that (a) such firm has reviewed certain documents and records relating to the servicing of the Contracts, and
(b) based on such examination, such firm is of the opinion that the Monthly Statements for such calendar year were prepared in compliance with this Agreement, except for such exceptions as it believes to be immaterial and such other exceptions as will be set forth in such firm's report. In the event such firm requires the Indenture Trustee to agree to the procedures performed by such firm, the Servicer shall direct the Indenture Trustee in writing to so agree; it being understood and agreed that the Indenture Trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Servicer, and the Indenture Trustee makes no independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

                  SECTION 4.10 Access to Certain Documentation and Information Regarding the Pledged Property. (a) The Servicer shall provide the Indenture Trustee, the Collateral Agent, the Note Insurer (unless a Note Insurer Default has occurred and is continuing) and their respective duly authorized representatives, attorneys or accountants access to any and all documentation regarding the Pledged Property, the Conveyed Assets or the Receivables (including the List of Contracts) that the Servicer may possess, such access being afforded without charge but only upon reasonable advance written request and during normal business

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

hours, so as not to interfere unreasonably with the Servicer's normal operations or customer or employee relations, at offices of the Servicer designated by the Servicer.

                  (b) At all times during the term hereof, the Servicer shall either (i) keep available in physical form at its principal executive office for inspection by the Indenture Trustee, the Collateral Agent, any Noteholder, the Note Insurer (unless a Note Insurer Default has occurred and is continuing) or their respective duly authorized representatives, attorneys or accountants a list of all Contracts then held on behalf of the Issuer, together with a reconciliation of such list to the List of Contracts and each of the Monthly Statements, indicating the cumulative removals and additions of Contracts from the Trust or (ii) maintain electronic facilities which allow such list and reconciliation to be generated.

                  (c) The Servicer will maintain accounts and records as to each respective Contract serviced by the Servicer that are accurate and sufficiently detailed as to permit (i) the reader thereof to know the status of such Contract, including payments and recoveries made and payments owing (and the nature of each), and (ii) reconciliation between payments or recoveries on (or with respect to) each Contract and the amounts from time to time deposited in the Collection Account in respect of such Contract.

                  (d) The Servicer will maintain its Contract Management System and other computerized records so that, from and after the time of the pledge under the Receivables Pledge Agreement of each Contract and the related Equipment to the Trust and subsequent assignment of such pledge by the Trust to the Indenture Trustee, on behalf of the Noteholders and the Note Insurer, the Servicer's accounts and records (including any back-up computer archives) that refer to any Contract indicate clearly that the Contract has been so pledged. Indication of a Contract being pledged will be deleted from or modified on the Servicer's accounts and records when, and only when such Contract is an Early Termination Contract, an Expired Contract or a Reacquired Contract.

                  (e) Nothing in this Section 4.10 shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure, as a result of such obligation of the Servicer, to provide access as provided in this Section 4.10 shall not constitute a breach of this Section 4.10.

                  (f) The Indenture Trustee, the Collateral Agent, and the Noteholders shall use their respective best efforts to maintain in confidence all information which has been described as "confidential" and obtained by any of them regarding the Obligors and the Contracts, whether upon exercise of their respective rights under this Section 4.10 or otherwise. Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known, or information obtained by the Indenture Trustee or the Collateral Agent from sources other than the Servicer or the Issuer, (ii) disclosure of any and all information (A) if required to do so by any applicable statute, law, rule or regulation, (B) to any government agency or regulatory body having or claiming authority to regulate or oversee any respects of the Indenture Trustee's or the Collateral Agent's business or that of its affiliates, (C) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Indenture Trustee, the Collateral Agent, or an affiliate or an officer, director, employer or shareholder thereof is a party, (D) in any preliminary or final prospectus supplement, registration statement or contract or other document pertaining to the transactions contemplated herein approved in advance by the Servicer and the
Note Insurer or (E) to any affiliate, independent or internal auditor, agent, employee or attorney of the Indenture Trustee or the Collateral Agent having a need to know the same, provided that the Indenture Trustee or the Collateral Agent, as applicable, advise such recipient of the confidential nature of the information being disclosed, or (iii) any other disclosure authorized by the Servicer, the Note Insurer or the Issuer. No person entitled to receive copies of such reports or tapes shall use the information therein for the purpose of soliciting the customers of the Servicer or any Obligor, or for any other purpose except as set forth in this Agreement.

                  SECTION 4.11 Financial Statements and Other Necessary Data.
(a) The Servicer shall provide to the Note Insurer, the Indenture Trustee and the Rating Agencies:

                  (i) Annual Statements-- within 120 days after the end of each fiscal year of ABFS, a copy of:

                    (A) consolidated (and consolidating) balance sheets of ABFS and its consolidated subsidiaries, at the end of such fiscal year, and

                    (B) consolidated (and consolidating) statements of income of ABFS and consolidated retained earnings and cash flows of ABFS and its consolidated subsidiaries for such fiscal year,

         setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by an opinion of a firm of independent certified public accountants of recognized national standing, stating that such financial statements present fairly the financial condition of ABFS and its consolidated subsidiaries and have been prepared in accordance with generally accepted accounting principles consistently applied (except for changes in application in which such accountants concur and footnote), and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards.

                  (ii) Quarterly Statements-- within 45 days after the end of each fiscal quarter of ABFS, a copy of:

                    (A) consolidated balance sheets of ABFS and its consolidated subsidiaries, a the end of such fiscal quarter, and

                    (B) consolidated statements of income of ABFS and consolidated retained earnings and cash flows of ABFS and its consolidated subsidiaries for such fiscal quarter,

         setting forth in each case in comparative form the figures for (i) the comparable fiscal quarter in the prior fiscal year and (ii) the year-to-date period then ended;

                  (iii) Notice of Event of Servicing Termination. Immediately upon becoming aware of the existence of any condition or event which constitutes an Event of Servicing

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

         Termination or which, with notice and lapse of time, would become and Event of Servicing Termination, a written notice describing its nature and period of existence and what action the Servicer is taking or propose to take with respect thereto;

                    (A) consolidated balance sheets of ABFS and its consolidated subsidiaries, a the end of such fiscal quarter, and

                    (B) consolidated statements of income of ABFS and consolidated retained earnings and cash flows of ABFS and its consolidated subsidiaries for such fiscal quarter,

                  (iv) Report on Proceedings -- promptly upon the Servicer's becoming aware of any pending court or administrative proceeding which individually or in the aggregate involves the possibility of materially and adversely affecting Pledged Property or Transferor Collateral or the business or conditions (financial or otherwise) of the Servicer, a written notice specifying the nature of such investigation or proceeding and what action the Servicer is taking or proposes to take with respect thereto and evaluating its merits; and

                  (b) The Servicer shall, on request of the Indenture Trustee, the Collateral Agent, the Note Insurer (unless a Note Insurer Default has occurred and is continuing) or the Owner Trustee, furnish the Indenture Trustee, the Note Insurer or the Owner Trustee, as the case may be, such data reasonably necessary for the administration of the Trust, or with respect to the Pledged Property or the Conveyed Assets, as can be generated by the Servicer's existing data processing systems; to the extent that the Servicer's existing data processing systems cannot generate such data, the Servicer will cooperate with the Indenture Trustee, the Collateral Agent, the Note Insurer or the Owner Trustee, as the case may be, in finding a method of furnishing such data.

                  SECTION 4.12 Responsibilities of the Back-up Servicer. (a) Until the receipt by the Servicer of a written notice of termination from the Indenture Trustee in accordance with Section 6.01 hereof (a "Servicer Termination Notice"), the Back-up Servicer shall perform, on behalf of the Note Insurer, the Issuer, the Depositor, the Collateral Agent and the Indenture Trustee, as their interests may appear, the following duties and obligations:

                  (i) The Servicer shall deliver to the Back-up Servicer, and the Back-up Servicer shall accept from the Servicer delivery of (x) the information required to prepare the Monthly Statement, (y) the Monthly Statement, on tape (including, without limitation, the Computer Tape); provided, however, the Tape is in an MS-DOS, PC readable ASCII format or format to be agreed upon by the Back-up Servicer and the Servicer prior to closing.

                  (ii) (x) Not later than (2) Business Days prior to each Determination Date, the Back-up Servicer shall accept delivery on tape from the Servicer of the database with respect to the Contracts used to verify the mathematical accuracy of the Monthly Statements (the "Tape"), and (y) quarterly, a tape containing such lease level information as may be reasonably agreed upon by the Servicer and the Back-up Servicer from time to time.

                  (iii) The Back-up Servicer shall convert the database received on Tape from the Servicer to the database used by the Back-up Servicer and validate that the data therein matches the same received on the Tape.

                  (iv) Prior to the related Payment Date, the Back-up Servicer shall review the Monthly Statement for completeness.

                  (v) Within thirty (30) days after each Payment Date, beginning with the Payment Date occurring in July 1999, the Back-up Servicer shall verify the mathematical accuracy of the related Monthly Statement. The Back-up Servicer shall notify the Indenture Trustee, the Note Insurer and the Servicer in writing of any material inconsistencies between the related Monthly Statement and the Tape and of any information that is missing from such Monthly Statement and shall confirm conformity of actual Servicer remittances to such Monthly Statement.

                  (vi) If the Servicer disagrees with the computations provided under paragraph (v) above by the Back-up Servicer or if the Servicer or any subservicer has not reconciled such discrepancy, the Back-up Servicer agrees to confer with the Servicer to resolve such disagreement on or prior to the next succeeding Determination Date and shall settle such discrepancy with the Servicer, and notify the Indenture Trustee and the Note Insurer of the resolution thereof. The Servicer hereby agrees to cooperate, at its own expense, with the Back-up Servicer in reconciling any discrepancies herein. If within thirty (30) days of notice to the Servicer, the Note Insurer and the Indenture Trustee, such discrepancy is not resolved, the Back-up Servicer shall promptly notify the Indenture Trustee and the Note Insurer of such discrepancy. Following receipt of such notice from the Indenture Trustee, the Servicer shall deliver to the Rating Agencies, the Noteholders, the Note Insurer, the Back-up Servicer and the Indenture Trustee no later than the related Payment Date a certificate describing the nature and cause of such discrepancies and the actions the Servicer proposes to take with respect thereto.

                  With respect to the foregoing, the Back-up Servicer, in the performance of its duties and obligations hereunder, is entitled to rely in good faith on the contents of each Tape, including, but not limited to, the completeness and accuracy thereof, provided by the Servicer.

                  (b) After the receipt of an effective Servicer Termination Notice by the Servicer in accordance with this Agreement, all authority, power, rights and responsibilities of the Servicer, under this Agreement, whether with respect to the Contracts or otherwise shall pass to and be vested in the Back-up Servicer as long as the Back-up Servicer is not prohibited by an applicable provision of law from fulfilling the same, as evidenced by an Opinion of Counsel to such effect addressed to the Indenture Trustee and the
Note Insurer (unless a Note Insurer Default has occurred and is continuing).

                  SECTION 4.13 Back-up Servicer Compensation. (a) As compensation for its performance under Section 4.12(a) above, the Issuer agrees that the Back-up Servicer shall be

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

paid the following amounts: (A) due upon Closing Date, the sum of $5,000 (including the acceptance fee for services as Indenture Trustee) and (B) as a monthly fee payable on each Payment Date from the Collection Account, the product of (1) one-twelfth (1/12), (2) the Back-up Servicer Fee Rate and (3) the Aggregate Discounted Contract Principal Balance on the first day of the immediately preceding Collection Period.

                  (b) As compensation for its performance under Section 4.12(b) above, the Back-up Servicer shall be entitled to such Back-up Servicer Fee and other amounts (whether payable out of the Collection Account or otherwise) as the Servicer would have been entitled to under this Agreement as if no Servicer Termination Notice has been given to the Servicer; provided, that the Back-up Servicer shall not be entitled to receive any compensation in excess of that which the Servicer was entitled to under this Agreement.

                  (c) In the event of an Event of Servicing Termination hereunder, the Servicer, on behalf of the Issuer, shall pay to the Back-up Servicer a fee in an amount agreed to by the Servicer and the Back-up Servicer for conversion to the Back-up Servicer's software system, such fee to be included as an Indenture Trustee Expense.

                  SECTION 4.14 Merger or Consolidation of, or Assumption of the Obligations of, Back-up Servicer. Any Person (a) into which the Back-up Servicer may be merged or consolidated, (b) which may result from any merger or consolidation to which the Back-up Servicer shall be a party, or (c) which may succeed to the properties and assets of the Back-up Servicer substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Back-up Servicer hereunder, shall be the successor to the Back-up Servicer under this Agreement without further act on the part of any of the parties to this Agreement. In the event that the resulting entity is not acceptable to the Note Insurer in its reasonable judgment, the Back-up Servicer, upon the written request of the Note Insurer (unless a Note Insurer Default has occurred and is continuing), shall resign from its obligations and duties under this Agreement.

                  SECTION 4.15 Back-up Servicer's Waiver of Set-off. The Back-up Servicer, solely in its capacity as Back-up Servicer hereunder, hereby irrevocably and unconditionally waives all right of set-off that it may have under contract (including this Agreement), applicable law or otherwise with respect to any funds or monies of the Trust, the Originator, the Transferors, the Depositor, the Collateral Agent, the Servicer or the Note Insurer, at any time held by or in the possession of the Back-up Servicer.

                  SECTION 4.16 Retention and Termination of the Servicer. The Servicer hereby covenants and agrees to act as Servicer under this Agreement for an initial term commencing on the Closing Date and expiring on September 30, 1999 (the "Initial Term"). Thereafter, the Initial Term shall be extendible in the sole discretion of the Note Insurer by written notice (each, a "Servicer Extension Notice") of the Note Insurer (or the Indenture Trustee if revocable written standing instructions of the Note Insurer have been previously delivered to the Indenture Trustee) to the Servicer, for any specified number of three-month terms. Each such Servicer Extension Notice, if any, shall be delivered by the Note Insurer (or the Indenture Trustee, as applicable) to the other parties to this Agreement. The Servicer hereby agrees that, as of the date hereof and upon its receipt of any Servicer Extension Notice, the Servicer shall be bound for the duration of the Initial Term and the term covered by any such Servicer Extension Notice to act as the Servicer, subject to and in accordance with the other provisions of this Agreement. The Servicer agrees that if, as of the fifteenth day prior to the last day of any such servicing term, the Servicer shall not have received a Servicer Extension Notice from the Note Insurer (or Indenture Trustee, as applicable), the Servicer shall, within five
(5) days thereafter, give written notice of such non-receipt to the Note Insurer and the Indenture Trustee. The failure of the Note Insurer or the Indenture Trustee, as applicable, to deliver a Servicer Extension Notice by the end of any such three-month term shall result in the automatic termination of the Servicer; provided, that, if a Note Insurer Default has occurred and is continuing, the term of the Servicer shall automatically be extended until such time as the Note Insurer Default has been cured.

                  The Servicer may not resign from its obligations and duties as Servicer hereunder, except (i) with the prior written consent of the Controlling Party or (ii) upon a determination that the Servicer's performance of such duties is no longer permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced by an opinion of independent counsel, in form and substance reasonably satisfactory to the Note Insurer, to such effect delivered to the Indenture Trustee and the Note Insurer. No such resignation will become effective until the Back-up Servicer, or a successor thereto has assumed the Servicer's servicing obligations and duties under this Agreement in accordance with the terms hereof.

                                   ARTICLE V

                     THE SERVICER AND THE BACK-UP SERVICER

                  SECTION 5.01 Liability of Servicer; Indemnities. (a) The Servicer shall be liable in accordance herewith only to the extent of the following obligations specifically undertaken by the Servicer herein:

                  (i) The Servicer shall indemnify, defend and hold harmless the Indenture Trustee (which shall include any of its directors, employees, officers and agents), the Owner Trustee (which shall include any of its directors, employees, officers and agents), the Issuer, the Originator, the Transferors, the Depositor, the Collateral Agent, the Back-up Servicer (which shall include any of its directors, employees, officers and agents), the Noteholders and the Note Insurer (which shall include any of its directors, employees, officers and agents) against and from any and all costs, expenses, losses, damages, claims and liabilities arising out of or resulting from the use, repossession or operation of the Equipment by the Servicer or any of its Affiliates; and

                  (ii) The Servicer shall indemnify, defend and hold harmless the Indenture Trustee (which shall include any of its directors, employees, officers and agents), the Owner Trustee (which shall include any of its directors, employees, officers and agents), the Collateral Agent (which shall include any of its directors, employees, officers and agents), the Noteholders, the Note Insurer (which shall include any of its directors, employees, officers and agents), the Issuer, the Transferors, the Depositor, the Back-up Servicer (which shall include any of its directors, employees, officers and agents) and the Originator against and from any and all costs, losses, expenses (including the reasonable fees and expenses of counsel) claims, damages and liabilities to the extent that such losses, claims, damages or liabilities arose out of, or were imposed upon the Indenture Trustee, the Owner Trustee, the Collateral Agent, the Noteholders, the Note Insurer, the Originator, the Transferors, the Depositor, the Issuer or the Back-up Servicer in connection with or by reason of (x) the failure by the Servicer to perform its duties under this Agreement or errors or omissions of the Servicer related to such duties including the making of any inaccurate representations or warranties hereunder; (y) in the case of the Indenture Trustee, the Collateral Agent, the Depositor or the Back-up Servicer, the performance of their respective duties hereunder or under the other Transaction Documents, except to the extent that such loss, expense, claim or liability resulted from the Indenture Trustee's, the Collateral Agent's, the Depositor's or the Back-up Servicer's respective breach of this Agreement, negligence or willful misconduct; or (z) in case of the Owner Trustee, the performance of its duties hereunder or under the Transaction Documents, except to the extent that such loss, expense, claim or liability resulted from the Owner Trustee's breach of this Agreement, gross negligence or willful misconduct. The provisions of this Section 5.01 shall run directly to and be enforceable by an injured party subject to the limitations hereof, and the indemnification provided to the Indenture Trustee, the Owner Trustee, the Collateral Agent, the Note Insurer, the Issuer, the Transferors, the Depositor, the Noteholders and the Back-up Servicer pursuant to this Article V by the Servicer shall survive the payment in full of the Notes, the termination of the Indenture, and the resignation of the Indenture Trustee, the Owner Trustee, the Collateral Agent or the Back-up Servicer or removal of the Indenture Trustee, the Owner Trustee, the Collateral Agent or the Back-up Servicer.

                  (b) The Servicer shall pay any amounts owing pursuant to
Section 5.01(a) hereof directly to the indemnified Person, and such amounts shall not be deposited in the Collection Account.

                  (c) Indemnification under this Section 5.01 shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation reasonably incurred. If the Servicer has made any indemnity payments to the Indenture Trustee, the Owner Trustee, the Collateral Agent, the Issuer, the Transferors, the Depositor, the Noteholders, the Note Insurer or the Originator pursuant to this Section 5.01 and such party thereafter collects any of such amounts from others, such party will promptly repay such amounts collected to the Servicer, without interest.

                  SECTION 5.02 Merger, Consolidation, or Assumption of the Obligations of Servicer. Any corporation (i) into which the Servicer may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Servicer shall be a party or (iii) succeeding to the business of the Servicer (including, without limitation, by sale of all or substantially all of the assets of the Servicer in one or more transactions), shall be the successor to the Servicer hereunder provided that the surviving corporation of such merger or consolidation or the purchaser of such assets shall have received the prior written consent of the Note Insurer (unless a Note Insurer Default has occurred and is continuing), without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, and such corporation in any of the foregoing cases shall execute an agreement of assumption, in a form reasonably satisfactory to the Note Insurer (unless a Note Insurer Default has occurred and is continuing) and the Indenture Trustee, agreeing to perform every obligation of the Servicer hereunder; provided, however, that the Servicer shall not merge or consolidate with any other corporation nor sell all or substantially all of its assets in one or more related transactions until
(x) the Note Insurer shall have given its prior written consent and (y) the Indenture Trustee and the Note Insurer have received confirmation from the Rating Agencies that such action shall satisfy the Rating Agency Condition. The Servicer shall provide prompt written notice of any such event to the Indenture Trustee, the Note Insurer and the Rating Agencies.

                  SECTION 5.03 Limitation on Liability of Servicer and Others. Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Indenture Trustee, the Collateral Agent, the Originator, the Transferors, the Depositor, the Note Insurer, the Issuer or the Noteholders for any action taken or for refraining from the taking of any action pursuant to this Agreement or the Indenture or for errors in judgment; provided, however, that this provision shall not protect the Servicer against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties hereunder or under the Indenture. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder or under the Indenture. Except as provided herein, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to service the Trust Property in accordance with this Agreement and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may take any such non-incidental action that is reasonable and that may be necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and the interests of the Noteholders and the Note Insurer hereunder, provided that the Servicer shall notify the Indenture Trustee and the Note Insurer of such proposed action and the Servicer may thereafter commence such action only with the consent of the Note Insurer (unless a Note Insurer Default has occurred and is continuing), unless the Indenture Trustee shall have disapproved the proposed action by so notifying the Servicer within five (5) Business Days. In the event the Servicer takes such action, the reasonably incurred legal expenses and costs of such action and any liabilities resulting therefrom shall be expenses, costs and liabilities of the Issuer, and the Servicer shall be entitled to be reimbursed therefor pursuant to Section 3.04(b)(iii) of the Indenture.

                  SECTION 5.04 Servicer Not to Resign. Subject to the provisions of Section 5.02 hereof, the Servicer shall not resign from the obligations and duties hereby imposed on it as Servicer except upon the prior written consent of the Note Insurer (unless a Note Insurer Default has occurred and is continuing) or determination that the performance of its duties hereunder is no longer permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Indenture Trustee, the Note Insurer and to the Rating Agencies. No such resignation shall become effective until a successor Servicer acceptable to the Note Insurer (unless a Note Insurer Default has occurred and is continuing) shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 6.02 hereof and the Rating Agency Condition shall be satisfied.

                  SECTION 5.05 Limitation on Liability of Back-up Servicer and Others. (a) Neither the Back-up Servicer nor any of the directors, officers or employees or agents of the Back-up Servicer shall be under any liability to the Servicer, the Indenture Trustee, the Issuer, the Owner Trustee, the Transferors, the Depositor, the Collateral Agent, the Noteholders or the Note Insurer except as provided herein, for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment not involving willful misconduct, bad faith or negligence; provided, however, that this provision shall not protect the Back-up Servicer against any liability resulting from its breach of any representation or warranty made herein, nor shall this provision protect the Back-up Servicer against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of its duties hereunder. Neither the Back-up Servicer nor any of its directors, officers or employees or agents shall be under any liability of any kind or type to any Person arising from the incomplete or inaccurate contents of any Tape provided by the Servicer. The Back-up Servicer and any director, officer, employee or agent of the Back-up Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder or in connection with the transactions contemplated herein. The Back-up Servicer shall not be under any obligation to appear in, prosecute or defend any legal motion that is not incidental to its duties to service the Contracts in accordance with this Agreement and that in its reasonable opinion may involve it in any expense or liability; provided, however, that the Back-up Servicer may, but shall not be obligated to, take any such action that is reasonable and that may be necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and the interest of the Noteholders and the Note Insurer; provided, that the Back-up Servicer shall notify the Issuer, the Noteholders, the Note Insurer and the Indenture Trustee of such proposed action and the Back-up Servicer may thereafter commence such action; provided, the Note Insurer (unless a Note Insurer Default has occurred and is continuing) has consented to such action, unless the Issuer, the Noteholders or the Indenture Trustee shall have disapproved the proposed action by so notifying the Back-up Servicer within five (5) Business Days. If any such proposed action is commenced, the reasonably incurred legal expenses and costs of such action and any liabilities resulting therefrom shall be expenses, costs and liabilities of the Noteholders, and the Back-up Servicer shall be entitled to be reimbursed therefor pursuant hereto.

                  (b) The Servicer shall indemnify the Back-up Servicer its officers, directors, employees and agents for, and to hold it harmless against, any loss, liability or expense incurred, except to the extent that such loss, liability or expense was incurred through breach of this Agreement, negligence or willful misconduct on its part, arising out of or in connection with the performance of its duties hereunder, including the costs and expenses of defending against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

                  SECTION 5.06 Back-up Servicer Not to Resign. The Back-up Servicer shall not resign from the obligations and duties hereby imposed on it as Back-up Servicer except (a) with the prior written consent of the Note Insurer (unless a Note Insurer Default has occurred and is continuing), or (b) upon determination that the performance of its duties hereunder is no longer permissible under applicable law, as provided in Section 6.06 hereof. Any such determination permitting the resignation of the Back-up Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Indenture Trustee, the Note Insurer (unless a Note Insurer Default has occurred and is continuing) and to the Rating Agencies. Upon the Back-up Servicer resignation or termination pursuant to Section 6.06 hereof, the Back-up

Servicer shall comply with the provisions of this Agreement until the acceptance of appointment by a successor Back-up Servicer. Any such successor Back-up Servicer shall be appointed by the Indenture Trustee subject to the approval of the Note Insurer (unless a Note Insurer Default has occurred and is continuing) and satisfying of the Rating Agency Condition.

                  SECTION 5.07 Indemnity for Liability Claims. The Transferors on behalf of the Issuer shall indemnify, defend and hold harmless the Indenture Trustee, the Back-up Servicer (which, in each case, shall include any of their respective directors, employees, officers and agents), the Noteholders and the
Note Insurer against and from any and all costs, expenses, losses, damages, claims and liabilities arising out of or resulting from the use, repossession or operation of the Equipment to the extent not covered by the Servicer's indemnity provided by Section 5.01 hereof.

                                  ARTICLE VI

             SERVICING TERMINATION; BACK-UP SERVICING TERMINATION

                  SECTION 6.01 Events of Servicing Termination. (a) If any of the following events (each an "Event of Servicing Termination") shall occur and be continuing:

                  (i) If there occurs a change of "control" of the Servicer ("control" having the meaning ascribed to it in the Rules and Regulations under the Securities Exchange Act of 1934, as amended), unless the Note Insurer (unless a Note Insurer Default has occurred and is continuing) has determined that such change in control does not have a material adverse effect on the interests of the Note Insurer;

                  (ii) Any failure by the Servicer to make (x) any Servicer Advance within two Business Days of the related Determination Date as required hereunder or (y) any other payment, deposit, transfer or delivery required to be made hereunder (other than with respect to the Monthly Statement, as to which the remedy is set forth in Section 6.01(a)(iii) hereof) that continues unremedied for a period of three
         (3) Business Days after the date such payment, deposit, transfer or delivery is required to be made; provided, that the Servicer shall be granted a three (3) Business Day grace period on not more than one occasion during each Collection Period;

                  (iii) Any failure by the Servicer to submit a Monthly Statement pursuant to Section 4.07 hereof that continues unremedied for a period of two (2) Business Days (but in no event later than the related Payment Date) after the earliest of the date upon which (A) the Note Insurer or a Noteholder provides written notification to the Servicer of such failure, (B) the Issuer becomes aware that the Note Insurer and the Noteholders have not received a copy of the Monthly Statement in accordance with the provisions hereof or (C) the date on which an Authorized Officer obtains actual knowledge of such failure;

                  (iv) Any failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in the Notes or in this Agreement, as the case may be, or any breach of a representation or warranty of the Servicer set forth in Section 2.01 of this Agreement, which failure or breach (A) materially and adversely affects the rights of the Indenture Trustee, the Depositor, the Collateral Agent, the Noteholders, the Note Insurer or the Issuer and (B) continues unremedied for a period of 30 days after the earlier to occur of (x) the date on which written notice of such failure or breach, requiring the situation giving rise to such failure or breach to be remedied, shall have been given to a Servicing Officer by the Indenture Trustee or to a Servicing Officer or a Responsible Officer of the Indenture Trustee by the Issuer, the Note Insurer or any Noteholders or (y) the date on which any Servicing Officer is required pursuant to the terms of this Agreement to provide notice to the Noteholders and the Note Insurer, of any such failure or breach pursuant to Section 2.01(b)(ix)(A);

                  (v) The Servicer shall consent to the appointment of a custodian, receiver, trustee or liquidator (or other similar official) of itself, or of a substantial part of its property, or shall admit in writing its inability to pay its debts generally as they come due, a court of competent jurisdiction shall determine that the Servicer is generally not paying its debts as they come due or the Servicer shall make a general assignment for the benefit of creditors;

                  (vi) The Servicer shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization in a proceeding under any bankruptcy laws (as now or hereafter in effect) or an answer admitting the material allegation of a petition filed against the Servicer in any such proceeding, or the Servicer shall, by voluntary petition, answer or consent, seek relief under the provisions of any now existing or future bankruptcy or other similar law providing for the reorganization or winding up of debtors, or providing for an agreement, composition, extension or adjustment with its creditors;

                  (vii) An order, judgment or decree in excess of $1,000,000, individually or in the aggregate, shall be entered in any proceeding and any such order, judgment or decree or appointment or sequestration shall remain in force undismissed, unstayed or unresolved for a period of 90 days after the date of entry thereof;

                  (viii) A petition against the Servicer in a proceeding under applicable bankruptcy laws or other insolvency laws, as now or hereafter in effect, shall be filed and shall not be stayed, withdrawn or dismissed within 90 days thereafter, or if, under the provisions of any law providing for reorganization or winding-up of debtors which may apply to the Servicer, any court of competent jurisdiction shall assume jurisdiction, custody or control of the Servicer, or any substantial part of its property, and such jurisdiction, custody or control shall remain in force unrelinquished, unstayed or unterminated for a period of 90 days;

                  (ix) Any assignment by the Servicer to a delegate of its duties or rights hereunder, except as specifically permitted hereunder, or any attempt to make such an assignment;

                  (x) The occurrence of an event of default under the Insurance Agreement;

                  (xi) (a) the average Delinquency Trigger Ratio for any Payment Date and the two immediately preceding Payment Dates exceeds 4.0%, or (b) the average Net Charge-Off Ratio for any Payment Date and the immediately preceding two Payment Dates exceeds 3.5%;

                  (xii) ABFS shall fail to have a GAAP net worth (excluding goodwill) of at least $20,000,000;

                  (xiii) The sum (expressed as a percentage of the Initial Aggregate Collateral Balance) of the Defaulted Contract Amounts (measured as of the first Payment Date for which such Contract is classified as a Defaulted Contract) of all Contracts which have become Defaulted Contracts from the Closing Date through any of the dates set forth below under the column "Measurement Period" exceed the percentage set forth opposite such Measurement Period in the column entitled "Maximum Cumulative Net Losses," unless the Note insurer shall have waived the Event of Servicing Termination set forth in this clause
         (xiii):

                                                Maximum Cumulative
                   Measurement Period               Net Losses
               -------------------------        ------------------
               through November 30, 1999               1.00%
               through April 30, 2000                  2.00%
               through October 31, 2000                3.00%
               through April 30, 2001                  4.00%
                   and thereafter                      6.00%

then, and in each and every case, so long as an Event of Servicing Termination shall not have been remedied within any applicable period set forth above, subject to suspension during the occurrence of Force Majeure, as applicable, the Indenture Trustee shall, at the direction of the Note Insurer (or, if a Note Insurer Default has occurred and is continuing, the Majority Holders) or may, with the prior written consent of the Note Insurer (or, if a Note Insurer Default has occurred and is continuing, the Majority Holders), by Servicer Termination Notice then given in writing to the Servicer, terminate all, but not less than all, of the rights and obligations of the Servicer under this Agreement. The Indenture Trustee shall furnish a copy of any Servicer Termination Notice to the Rating Agencies.

                  (b) On and after the time the Servicer receives a Servicer Termination Notice pursuant to this Section 6.01, or, if a Servicer Extension Notice has not been received pursuant to Section 4.16 hereof, all authority and power of the Servicer under this Agreement, whether with respect to the Notes or the Contracts or otherwise, shall pass to and be vested in the successor Servicer acceptable to the Note Insurer (unless a Note Insurer Default has occurred and is continuing) and appointed pursuant to Section 6.02 hereof and, without limitation, such successor Servicer is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such Servicer Termination Notice, whether to complete the transfer of the Contracts and related documents or otherwise.

                  The Servicer agrees to cooperate with the Indenture Trustee and the successor Servicer in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the Servicer for deposit, or have been deposited by the Servicer, in the Collection Account, or thereafter received with respect to Contracts. To assist the successor Servicer in enforcing all rights under Insurance Policies to the extent that they relate to the Contracts, the Servicer, at its own expense, shall transfer its electronic records relating to such Contracts to the successor Servicer in such electronic form as the successor Servicer may reasonably request and shall transfer the related Contract Files and all other records, correspondence and documents relating to the Contracts that it may possess to the successor Servicer in the manner and at such times as the successor Servicer shall reasonably request. In addition to any other amounts that are then payable to the Servicer under this Agreement (which amount shall be reduced for any transition costs payable to the Back-up Servicer in accordance with Section 4.13(c) hereof), the Servicer shall be entitled to receive reimbursement for any unreimbursed Servicer Advances made during the period prior to the delivery of a Servicer Termination Notice pursuant to this Section 6.01.

                  SECTION 6.02 Back-up Servicer to Act; Appointment of Successor. (a) On and after the time the Servicer receives a Servicer Termination Notice pursuant to Section 6.01 or, if a Servicer Extension Notice has not been received pursuant to Section 4.16 hereof, a successor Servicer shall be appointed by the Note Insurer, or, if none hs been so appointed, the Back-up Servicer shall without further action be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof; provided, however, that the Back-up Servicer shall not be liable for any acts or omissions of the predecessor Servicer or for any breach by either the predecessor Servicer or the Originator of any of their respective representations and warranties contained herein or in any related document or agreement. As compensation for acting as Servicer hereunder, the Back-up Servicer shall be entitled to the Servicer Fees, Servicing Charges and other compensation (whether payable out of the Collection Account or otherwise) as the Servicer would have been entitled to hereunder if no such Servicer Termination Notice had been given.

                  (b) Notwithstanding the foregoing, if the Back-up Servicer is not legally permitted to act as Servicer under any applicable law and provides to the Note Insurer (unless a Note Insurer Default has occurred and is continuing) and the Indenture Trustee an Opinion of Counsel to such effect, the Indenture Trustee shall without further action be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof; provided, however, that (i) the Indenture Trustee shall not assume any obligations of the Servicer pursuant to
Article IV of the Indenture and Article V hereof, (ii) the Indenture Trustee shall not be required to make any Servicer Advance if such Servicer Advance would be prohibited by applicable law or if the Indenture Trustee in the exercise of its sole discretion determines that such Servicer Advance would not be reimbursed and (iii) the Indenture Trustee shall not be liable for any acts or omissions of the Servicer or for any breach by either the Servicer, the Transferors, the Depositor, the Collateral Agent or the Originator of any of their respective representations and warranties contained herein or in any related document or agreement. As compensation for acting as Servicer hereunder, the Indenture Trustee shall be entitled to the Servicer Fees, Servicing Charges and other compensation (whether payable out of the Collection Account or otherwise) as the Servicer would have been entitled to hereunder if no such Servicer Termination Notice had been given.

                  (c) Notwithstanding the above, the Indenture Trustee may appoint, or petition a court of competent jurisdiction to appoint, any established financial institution reasonably acceptable to the Note Insurer (unless a Note Insurer Default has occurred and is continuing) and which satisfies the Rating Agency Condition, which has a net worth of, or is a member of a consolidated group of entities which has a net worth of, not less than $10,000,000 and whose regular business includes the servicing of receivables of a similar nature to the Contracts, as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. The Indenture Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Indenture Trustee shall inform the Rating Agencies of the identity of the successor Servicer

                  (d) Notwithstanding the foregoing, if the Indenture Trustee is not legally permitted to act as Servicer under any applicable law and provides to the Issuer, the Note Insurer (unless a Note Insurer Default has occurred and is continuing) and the Noteholders an Opinion of Counsel to such effect, then the Indenture Trustee and the Issuer collectively shall use their best efforts to identify a successor Servicer, other than the Indenture Trustee, which is acceptable to the Note Insurer (unless a Note Insurer Default has occurred and is continuing) and satisfies the Rating Agency Condition and which is willing to act as Servicer under the terms and conditions specified herein and for a fee equal to or less than the Servicer Fee. In any event the Indenture Trustee shall, pursuant to Section 6.02(b) hereof, act as successor Servicer until a different successor Servicer is appointed.

                  SECTION 6.03 Notification to Noteholders. The Servicer shall promptly notify the Indenture Trustee, the Note Insurer and the Back-up Servicer in writing of any Event of Servicing Termination upon actual knowledge thereof by a Servicing Officer. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article VI, the Indenture Trustee shall give prompt written notice thereof to the Noteholders at their respective addresses appearing in the Register, the Issuer, the Note Insurer, the Depositor, the Collateral Agent and the Rating Agencies.

                  SECTION 6.04 Waiver of Past Defaults. The Note Insurer (unless a Note Insurer Default has occurred and is continuing) may, on behalf of the Noteholders, waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Servicing Termination arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly waived.

                  SECTION 6.05 Effects of Termination of Servicer. (a) Upon the appointment of the successor Servicer, the Servicer shall immediately remit any Scheduled

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

Payments, Final Scheduled Payments, Residual Receipts or other payments that it may receive pursuant to any Contract or otherwise to the successor Servicer for the benefit of the Issuer after such date of appointment.

                  (b) After the delivery of a Servicer Termination Notice, the former Servicer shall have no further obligations with respect to the management or servicing of the Trust Property or the enforcement, custody or collection of the Contracts, and the successor Servicer shall have all of such obligations, except that the former Servicer will transmit or cause to be transmitted directly to the successor Servicer for the benefit of the Noteholders and the Note Insurer, promptly upon receipt and in the same form in which received, any amounts held by the former Servicer (properly endorsed where required for the successor Servicer to collect them) received as payments upon or otherwise in connection with the Contracts. The former Servicer's indemnification obligations pursuant to Section 5.01 hereof will survive the termination of the Servicer hereunder but will not extend to any acts or omissions of a successor Servicer.

                  (c) An Event of Servicing Termination shall not affect the rights and duties of the parties hereunder (including, but not limited to, the obligations and indemnities of the Servicer pursuant to Article IV of the Indenture and Sections 5.01 hereof) other than those relating to the management, servicing, custody or collection of the Contracts.

                  SECTION 6.06 Events of Back-up Servicing Termination. (a) If any one or more of the following events (each an "Event of Back-up Servicing Termination") shall occur and be continuing:

                  (i) Any failure on the part of the Back-up Servicer duly to observe or perform in any material respect any other covenants or agreements of the Back-up Servicer set forth in this Agreement (other than as a result of the failure by the Servicer to provide the Back-up Servicer with the Tape or the Monthly Statement in accordance with the provisions of this Agreement), which failure or breach (A) materially and adversely affects the rights of the Issuer, the Indenture Trustee, the Note Insurer or the Noteholders and (B), if such failure is curable, continues unremedied for a period of thirty (30) days after the earlier to occur of (1) knowledge of such failure or breach by a Responsible Officer and (2) the date on which the written notice of such failure or breach, requiring the situation giving rise to such breach or non-conformity to be remedied, shall have been given to the Back-up Servicer by the Servicer, the Note Insurer or the Indenture Trustee; or,

                  (ii) After the receipt of an effective Servicer Termination Notice by the Indenture Trustee and the passing and vesting of the authority, power, rights and responsibilities described in Section 6.02(a) above in the Back-up Servicer, an Event of Servicing Termination described in Section 6.01 hereof with the Back-up Servicer then being considered the Servicer;

                  (iii) The Back-up Servicer shall consent to the appointment of a custodian, receiver, trustee or liquidator (or other similar official) of itself, or of a substantial part of its property, or shall admit in writing its inability to pay its debts generally as they come due, a court of competent jurisdiction shall determine that the Back-up Servicer is generally not paying its debts as they come due or the Back-up Servicer shall make a general assignment for the benefit of creditors;

                  (iv) The Back-up Servicer shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization in a proceeding under any bankruptcy laws (as now or hereafter in effect) or an answer admitting the material allegation of a petition filed against the Back-up Servicer in any such proceeding, or the Back-up Servicer shall, by voluntary petition, answer or consent, seek relief under the provisions of any now existing or future bankruptcy or other similar law providing for the reorganization or winding up of debtors, or providing for an agreement, composition, extension or adjustment with its creditors;

                  (v) Any representation or warranty made by the Back-up Servicer in this Agreement proves to have been incorrect in any material respect when made, which has a material adverse effect on the Noteholders or the Note Insurer and which continues to have a material adverse effect or be incorrect in any material respect for a period of 30 days after the Back-up Servicer has knowledge of such inaccuracy or written notice of such inaccuracy requiring it to be remedied has been given by the Note Insurer or the Indenture Trustee;

                  (vi) A petition against the Back-up Servicer in a proceeding under applicable bankruptcy laws or other insolvency laws, as now or hereafter in effect, shall be filed and shall not be stayed, withdrawn or dismissed within 60 days thereafter, or if, under the provisions of any law providing for reorganization or winding-up of debtors which may apply to the Back-up Servicer, any court of competent jurisdiction shall assume jurisdiction, custody or control of the Back-up Servicer, or any substantial part of its property, and such jurisdiction, custody or control shall remain in force unrelinquished, unstayed or unterminated for a period of 60 days;

                  (vii) Any assignment by the Back-up Servicer to a delegate of its duties or rights hereunder, except as specifically permitted hereunder, or any attempt to make such an assignment;

then, and in each and every such case, so long as such Event of Back-up Servicing Termination shall not have been remedied within the applicable grace period set forth above, the Indenture Trustee shall, at the direction of the
Note Insurer (or, if a Note Insurer Default has occurred and is continuing, the Majority Holders), or may, with the consent of the Note Insurer (or, if a Note Insurer Default has occurred and is continuing, the Majority Holders), by notice (the "Back-up Servicer Termination Notice") then given in writing to the Back-up Servicer, terminate all, but not less than all, of the rights and obligations of the Back-up Servicer under this Agreement. Such notice shall state the effective date of the termination, which shall not be prior to the acceptance of the appointment by the successor Back-up Servicer. On and after the time the Back-up Servicer receives a Back-up Servicer Termination Notice pursuant to this Section 6.06, all authority and power of the Back-up Servicer under this Agreement, whether with respect to the Notes or the Contracts or otherwise, shall pass to and be vested in the Indenture Trustee or a successor Back-up Servicer appointed pursuant to Section 6.02 hereof and, without limitation, such successor Back-up Servicer is hereby authorized and empowered to execute and deliver, on behalf of the Back-up Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such Back-up Servicer Termination Notice, whether to complete the transfer of the Contracts and related documents or otherwise.

                  (b) If a Back-up Servicer Termination Notice is received by the Back-up Servicer while it is performing under Section 4.12(a) above, the Back-up Servicer agrees to cooperate with the Issuer, the Indenture Trustee, the Note Insurer, the Collateral Agent, the successor Servicer or the successor Back-up Servicer in effecting the termination of the Back-up Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the successor Servicer or the successor Back-up Servicer of all data then in the possession of the Back-up Servicer; all at the Back-up Servicer's expense.

                  SECTION 6.07 Waiver of Defaults. The Indenture Trustee with the prior written consent of the Note Insurer (unless a Note Insurer Default has occurred and is continuing), or the Note Insurer (unless a Note Insurer Default has occurred and is continuing) may waive any events permitting removal of the Back-up Servicer under Section 6.06 hereof. Upon any waiver of a past default, such default shall cease to exist, and any Event of Back-up Servicing Termination arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived.

                                  ARTICLE VII

                             THE COLLATERAL AGENT

                  Section 7.01 Duties of the Collateral Agent. (a) The Collateral Agent, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default has occurred and has not been cured or waived, the Collateral Agent shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  (b) The Collateral Agent, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Collateral Agent which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform on their face to the requirements of this Agreement; provided, however, that the Collateral Agent shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by any Person hereunder.

                  (c) No provision of this Agreement shall be construed to relieve the Collateral Agent from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

                  (i) prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Collateral Agent shall be determined solely by the express provisions of this Agreement, the Collateral Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Collateral Agent and, in the absence of bad faith on the part of the Collateral Agent, the Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Collateral Agent and conforming to the requirements of this Agreement;

                  (ii) the Collateral Agent shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or other officers of the Collateral Agent, unless it shall be proved that the Collateral Agent was negligent in ascertaining the pertinent facts;

                  (iii) the Collateral Agent shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the written direction of the Note Insurer or the Indenture Trustee provided that the prior written consent of the Note Insurer shall have been obtained in each instance;

                  (iv) the Collateral Agent shall not be required to expend or risk its own funds or otherwise incur financial liability for the performance of any of its duties hereunder or the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it and none of the provisions contained in this Agreement shall in any event require the Collateral Agent to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer or the Indenture Trustee under this Agreement; and

                  (v) subject to the other provisions of this Agreement and without limiting the generality of this Section 7.01, the Collateral Agent shall have no duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance, (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust, the Trust Property, the Noteholders or the Contracts, (D) to confirm or verify the contents of any reports or certificates of any Person delivered to the Collateral Agent pursuant to this Agreement believed by the Collateral Agent to be genuine and to have been signed or presented by the proper party or parties.

                  Section 7.02 Certain Matters Affecting the Collateral Agent. Except as otherwise provided in Section 7.01 hereof:

                  (a) the Collateral Agent may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, Opinion of Counsel, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) the Collateral Agent may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

                  (c) the Collateral Agent shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend by litigation hereunder or in relation hereto at the request, order or direction of the Note Insurer (or, if a Note Insurer Default is then continuing, the Majority Holders), pursuant to the provisions of this Agreement, unless such Noteholders or the Note Insurer, as applicable, shall have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein by the Collateral Agent or thereby; nothing contained herein shall, however, relieve the Collateral Agent of the obligation, upon the occurrence of an Event of Default (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

                  (d) the Collateral Agent shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (e) prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, the Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Note Insurer or Holders of Notes evidencing Percentage Interests aggregating not less than 25%; provided, however, that if the payment within a reasonable time to the Collateral Agent of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Collateral Agent, not reasonably assured to the Collateral Agent by the security afforded to it by the terms of this Agreement, the Collateral Agent may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Servicer or, if paid by the Collateral Agent, shall be repaid by the Servicer upon demand from the Servicer's own funds;

                  (f) the right of the Collateral Agent to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Collateral Agent shall not be answerable for anything other than its negligence or willful misconduct in the performance of such act;

                  (g) the Collateral Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, that Collateral Agent will remain obligated and be liable to the Indenture Trustee and the Issuer for its duties in accordance with the provisions of this Agreement without diminution of such obligation and liability by virtue of the appointment of such agents, to the same extent and under the same terms and conditions as if the Collateral Agent alone were performing such duties.

                  Section 7.03 Collateral Agent Not Liable for Notes or Contracts. The recitals contained herein shall be taken as the statements of the Trust and the Servicer, as the case may be, and the Collateral Agent assumes no responsibility for their correctness. The Collateral Agent makes no representations as to the validity or sufficiency of this Agreement or of any Contract or related document. The Collateral Agent shall not be accountable for the use or application of any funds paid to the Servicer in respect of the Contract or deposited in or withdrawn from the Collection Account by the Servicer. The Collateral Agent shall not be responsible for the legality or validity of the Agreement or the validity, or sufficiency of the Notes issued or intended to be issued under the Indenture.

                  Section 7.04 Collateral Agent May Own Notes. The Collateral Agent in its individual or any other capacity may become the owner or pledgor of Notes with the same rights it would have if it were not Collateral Agent, and may otherwise deal with the parties hereto.

                  Section 7.05 Collateral Agent's Fees and Expenses; Indemnity.
(a) The Collateral Agent acknowledges that in consideration of the performance of its duties hereunder it is entitled to receive its fees and expenses from the Servicer, as separately agreed between the Servicer and the Collateral Agent. The Trust, the Depositor, the Indenture Trustee and the Note Insurer shall not pay any of the Collateral Agent fees and expenses in connection with this transaction. The Collateral Agent shall not be entitled to compensation for any expense, disbursement or advance as may arise from its negligence or bad faith, and the Collateral Agent shall have no lien on the Trust Property for the payment of its fees and expenses.

                  (b) The Collateral Agent and any director, officer, employee or agent of the Collateral Agent shall be indemnified by the Servicer and held harmless against any loss, liability, claim, damage or expense arising out of, or imposed upon the Collateral Agent as a direct result of the Servicer's acts or omissions in violation of this Agreement, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence of the Collateral Agent or by reason of the Collateral Agent 's reckless disregard of obligations and duties hereunder. The obligations of the Servicer under this
Section 7.05 arising prior to any resignation or termination of the Servicer hereunder shall survive termination of the Servicer and payment of the Notes.

                  Section 7.06 Eligibility Requirements for Collateral Agent. The Collateral Agent hereunder shall at all times be a banking entity (a) organized and doing business under the laws of any state or the United States of America subject to supervision or examination by federal or state authority,
(b) authorized under such laws to exercise corporate trust powers, including taking title to the Trust Property on behalf of the Indenture Trustee, for the benefit of the Noteholders and the Note Insurer, (c) having a combined capital and surplus of at least

$50,000,000, (d) whose long-term deposits, if any, shall be rated at least BBB-by S&P and Baa3 by Moody's (except as provided herein) or such lower long-term deposit rating as may be approved in writing by the Note Insurer, and (e) acceptable to the Note Insurer as evidenced in writing. If such banking entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of determining an entity's combined capital and surplus for clause (c) of this Section 7.06, the amount set forth in its most recent report of condition so published shall be deemed to be its combined capital and surplus. In case at any time the Collateral Agent shall cease to be eligible in accordance with the provisions of this Section 7.06, the Collateral Agent shall resign immediately in the manner and with the effect specified in Section 7.07.

                  Section 7.07 Resignation and Removal of the Collateral Agent.
(a) The Collateral Agent may at any time resign and be discharged from the trusts hereby created by giving thirty (30) days' written notice thereof to the Indenture Trustee, the Servicer, and the Note Insurer.

                  (d) If at any time the Collateral Agent shall cease to be eligible in accordance with the provisions of Section 7.06 and shall fail to resign after written request therefor by the Indenture Trustee, the Servicer or the Note Insurer, or if at any time the Collateral Agent shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Collateral Agent or of its property shall be appointed, or any public officer shall take charge or control of the Collateral Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Indenture Trustee or the Servicer, with the consent of the Note Insurer, or the Note Insurer may remove the Collateral Agent.

                  (e) If the Collateral Agent fails to perform in accordance with the terms of this Agreement, the Indenture Trustee, the Servicer or the Majority Noteholders, with the consent of the Note Insurer, or the Note Insurer may remove the Collateral Agent.

                  (f) Upon removal or receipt of notice of resignation of the Collateral Agent, the Indenture Trustee shall either (i) take possession of the Contract Files and assume the duties of the Collateral Agent hereunder or (ii) with the prior written consent of the Note Insurer, appoint a successor Collateral Agent pursuant to Section 7.08. If the Indenture Trustee shall assume the duties of the Collateral Agent hereunder, it shall notify the Trust, the Depositor, the Servicer, the Rating Agencies and Note Insurer in writing.

                  Section 7.08 Successor Collateral Agent. Upon the resignation or removal of the Collateral Agent, the Indenture Trustee may or shall, at the written direction of the Note Insurer, appoint a successor Collateral Agent, which successor shall, in each instance, have been approved in writing by the
Note Insurer, the Note Insurer; provided, however, that the successor Collateral Agent so appointed shall in no event be the Originator, the Depositor, either Transferor or the Servicer or any Person known to a Responsible Officer of the Indenture Trustee to be an Affiliate of the Originator, the Depositor, either Transferor or the Servicer and shall be approved by the Note Insurer. The Indenture Trustee or such custodian, as the case may be, shall assume the duties of the Collateral Agent hereunder. Any successor Collateral Agent appointed as provided in this Section 7.08 shall execute, acknowledge and deliver to the Trust, the Depositor, the Note Insurer, the Servicer, the Indenture Trustee and to its predecessor Collateral

Agent an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Collateral Agent shall become effective and such successor Collateral Agent, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Collateral Agent herein. The predecessor Collateral Agent shall deliver to the successor Collateral Agent all Contract Files and related documents and statements held by it hereunder, and the Servicer and the predecessor Collateral Agent shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Collateral Agent all such rights, powers, duties and obligations. The cost of any such transfer to the successor Collateral Agent shall be for the account of the Collateral Agent in the event of the resignation of the Collateral Agent, and shall be for the account of the Servicer in the event of the removal of the Collateral Agent. No successor Collateral Agent shall accept appointment as provided in this Section 7.08 unless at the time of such acceptance such successor Collateral Agent shall be eligible under the provisions of Section 7.06. Upon acceptance of appointment by a successor Collateral Agent as provided in this Section 7.08, the Servicer shall mail notice of the succession of such Collateral Agent hereunder to all Noteholders at their addresses as shown in the Note Register and to the Rating Agencies. If the Servicer fails to mail such notice within ten (10) days after acceptance of appointment by the successor Collateral Agent, the successor Collateral Agent shall cause such notice to be mailed at the expense of the Servicer.

                  Section 7.09 Merger or Consolidation of Collateral Agent. Any Person into which the Collateral Agent may be merged or converted or with which it may be consolidated or any corporation or national banking association resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, or any corporation or national banking association succeeding to the business of the Collateral Agent, shall be the successor of the Collateral Agent hereunder; provided, that such corporation or national banking association (i) shall have been approved in writing by the Servicer and
(ii) be eligible under the provisions of Section 7.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                                 ARTICLE VIII

                           MISCELLANEOUS PROVISIONS

                  SECTION 8.01 Amendment. (a) This Agreement may be amended from time to time by the Issuer, the Servicer, the Originator, the Transferors, the Collateral Agent, the Back-up Servicer and the Indenture Trustee, without the consent of any of the Noteholders but with the prior written consent of the Controlling Party, to cure any ambiguity herein; provided, however, that such action shall not, as evidenced by an Opinion of Counsel acceptable to the Indenture Trustee, adversely affect in any respect the interests of any Noteholder.

                  (b) This Agreement may also be amended from time to time by the Servicer, the Back-up Servicer, the Issuer, the Originator, the Collateral Agent, the Transferors and the Indenture Trustee with the prior written consent of the Controlling Party for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Contracts or distributions that are required to be made on any Note without the consent of the Holder of such Note or (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Notes then outstanding.

                  (c) Prior to the effectiveness of any amendment under Section 8.01(a) or (b) hereof, the Rating Agencies shall have confirmed in writing their respective ratings of the Notes.

                  (d) Promptly after the execution of any such amendment, the Servicer shall furnish a written copy of the text of such amendment (and any consent required with respect thereto) to each Noteholder, the Note Insurer, and the Rating Agencies.

                  (e) Approval of the particular form of any proposed amendment or consent shall not be necessary for the consent of the Noteholders under
Section 8.01(b) hereof, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by the Noteholders shall be subject to such reasonable requirements as the Indenture Trustee may prescribe.

                  (f) The Indenture Trustee, the Collateral Agent, the Rating Agencies and the Note Insurer (unless a Note Insurer Default has occurred and is continuing) shall be entitled to receive an officer's certificate and an Opinion of Counsel to the effect that all conditions precedent to the amendment of this Agreement have been satisfied. The Indenture Trustee may, but shall not be obligated to, execute and deliver any such amendment which affects that Indenture Trustee's rights, powers, immunities or indemnifications hereunder.

                  SECTION 8.02 Counterparts. For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

                  SECTION 8.03 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS OF ANY STATE.

                  SECTION 8.04 Notices. All demands, notices, instructions, directions and communications (other than periodic communications of a routine nature made in connection with the dissemination of information regarding the Trust Property, the Servicer and the Trust required to be delivered hereunder, which shall be delivered or mailed by first class mail or facsimile transmission) hereunder shall be in writing, personally delivered or mailed by overnight courier, and shall be deemed to have been duly given upon receipt (a) in the case of the Servicer, the Originator or the Transferors, c/o American Business Leasing, Inc., at Balapointe Office Centre, 111 Presidential Boulevard, Suite 127, Bala Cynwyd, Pennsylvania 19004, Attention: General Counsel, telephone (610) 668-2440, telecopy (610) 668-1468, (b) in the case of the Issuer, c/o First Union Trust Company, National Association at One Rodney Square, 920 King Street, Suite 102, Wilmington, Delaware 19801,
Attention: Corporate Trust Administration, telephone (302) 888-7539, telecopy
(302) 888-7544, (c) in the case of the Indenture Trustee, c/o The Chase Manhattan Bank, 450 West 33rd Street, New York, New York 10001, Attention:
Capital Markets Fiduciary Services, telephone (212) 946-3246, telecopy (212) 946-8191, (d) in the case of S&P, at 55 Water Street, New York, NY 10041,
Attention: Asset Backed Surveillance, telephone (212) 208-1278, telecopy (212) 208-8208, (e) in the case of Moody's, at 99 Church Street, New York, NY 10007-2701, telephone (212) 553-1402, telecopy (212) 533-3856, (f) in the case of the Note Insurer, at 350 Park Avenue, New York, New York 10022 Attention:
Surveillance Department (in each case in which notice or other communication to the Note Insurer refers to an Event of Default, a claim on the Note Insurance Policy or with respect to which failure on the part of the Note Insurer to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of each of the General Counsel and the Head -- Financial Guaranty Group and shall be marked to indicate "URGENT MATERIAL ENCLOSED"), (g) in the case of DCR, at 55 East Monroe Street, Suite 3800 Chicago, Illinois 60603, Attention: Asset Backed Monitoring Department (Equipment Leasing), telecopy (312) 368-2069, (h) in the case of the Back-up Servicer, at 450 West 33rd Street, New York, New York 10001, Attention: Global Trust Services, telephone (212) 946-3216, telecopy
(212) 946-8191 and (i) in the case of the Collateral Agent, at 800 West Greens Road, Suite 200, Houston, Texas 77067, Attention: Document Custody Manager, telephone (281) 775-5400, telecopy (281) 775-5449. Any notice required or permitted to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Note Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given on the fifth Business Day following mailing, whether or not the Noteholder receives such notice.

                  SECTION 8.05 Severability of Provisions. If any one or more of the covenants, agreements, provisions, or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Notes or the rights of the Holders thereof.

                  SECTION 8.06 Third Party Beneficiary. The parties hereto acknowledge and agree that the Note Insurer and the Owner Trustee are express third party beneficiaries of this Agreement.

                  SECTION 8.07 Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Section 5.02 hereof, this Agreement may not be assigned by the Servicer except with prior written consent of the Controlling Party. Notice of any such assignment received by a Responsible Officer of the Indenture Trustee shall be given to the Rating Agencies by the Indenture Trustee.

                  SECTION 8.08 Binding Effect. This Agreement shall inure to the benefit of, and shall be binding upon the Servicer, the Issuer, the Indenture Trustee, the Owner Trustee, the Back-up Servicer and the Noteholders and their respective successors and permitted assigns, subject, however, to the limitations contained in this Agreement. This Agreement shall not inure to the benefit of any Person other than the Issuer, the Servicer, the Indenture Trustee, the Collateral Agent, the Back-up Servicer, the Owner Trustee, the
Note Insurer and the Noteholders.

                  SECTION 8.09 Survival of Agreement. All covenants, agreements, representations and warranties made herein and in the other documents delivered pursuant hereto shall survive the pledge of the Pledged Property and the issuance of the Notes and shall continue in full force and effect until terminated pursuant to Section 9.01 of the Indenture.

                  SECTION 8.10 Captions. The captions or headings in this Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Agreement.

                  SECTION 8.11 Exhibits. The exhibits to this Agreement are hereby incorporated herein and made a part hereof and are an integral part of this Agreement.

                  SECTION 8.12 Calculations. Except as otherwise provided in this Agreement, all interest rate calculations under this Agreement, including those with respect to the Contracts, will be made on the basis of a 360-day year and twelve 30-day months (i.e., each Interest Accrual Period shall be deemed to be equal to 30 day periods) and will be carried out to at least seven decimal places.

                  SECTION 8.13 No Proceedings. The Servicer, the Originator, the Back-up Servicer, the Collateral Agent, the Owner Trustee, the Transferors, and the Indenture Trustee each hereby agrees, and each Noteholder, by its acceptance of its Note, shall be deemed to agree, that it will not directly or indirectly institute, or cause to be instituted, against any of the Transferors, the Managers or the Trust any bankruptcy or insolvency proceeding so long as there shall not have elapsed one year plus one day since the maturity date of the latest maturing securities of the Issuer.

                 [Remainder of Page Intentionally Left Blank]

                  IN WITNESS WHEREOF, the Servicer, the Originator, the Transferors, the Back-Up Servicer, the Collateral Agent, the Issuer and the Indenture Trustee have caused this Agreement to be duly executed by their respective officers, all as of the day and year first above written.

                                       ABFS EQUIPMENT CONTRACT TRUST 1999-A, as
                                            Issuer

                                       By:  FIRST UNION TRUST COMPANY, NATIONAL
                                            ASSOCIATION not in its individual
                                            capacity but solely as Owner
                                            Trustee under the Trust Agreement


                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:


                                       THE  CHASE MANHATTAN BANK, not in its
                                            individual capacity but solely as
                                            Indenture Trustee and as Back-up
                                            Servicer


                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:


                                       AMERICAN BUSINESS LEASING, INC., as
                                            Servicer and as
                                            Originator


                                       By:
                                           ------------------------------------
                                           Name:  Anthony J. Santilli, Jr
                                           Title: Chairman


                                       CHASE BANK OF TEXAS, NATIONAL
                                            ASSOCIATION, as Collateral Agent


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:



                   [Signature Page for Servicing Agreement]

                                       ABFS FINANCE LLC 1999-A, as Transferor


                                       By:  ABFS SPECIAL PURPOSE MANAGEMENT,
                                            INC., its Managing Member


                                       By:
                                           ------------------------------------
                                            Name: Jeffrey Ruben
                                                  Title: Senior Vice President


                                       ABFS RESIDUAL LLC 1999-A, as Transferor


                                       By:  SPECIAL PURPOSE MANAGEMENT, INC.,
                                            its Managing Member


                                       By:
                                           ------------------------------------
                                            Name: Jeffrey Ruben
                                                  Title: Senior Vice President


                   [Signature Page for Servicing Agreement]

                                                                      EXHIBIT A


                               FORM OF CONTRACT

                                                                      EXHIBIT B


                           FORM OF MONTHLY STATEMENT

                                                                      EXHIBIT C


                           FORM OF SOURCE AGREEMENT

                                                                      EXHIBIT D

                 COLLATERAL AGENT'S ACKNOWLEDGEMENT OF RECEIPT

                                                              June __, 1999

Prudential Securities Secured             American Business Leasing, Inc.
  Financing Corporation                   BalaPointe Office Centre
One New York Plaza                        111 Presidential Boulevard, Suite 127
New York, New York 10292                  Bala Cynwyd, Pennsylvania 19004

The Chase Manhattan Bank,                 Financial Security Assurance Inc.
  as Indenture Trustee                    350 Park Avenue
450 West 33rd Street                      New York, New York 10022
New York, New York 10001


Ladies and Gentlemen:

                  Chase Bank of Texas, N.A., in its capacity as collateral agent (the "Collateral Agent") on behalf of The Chase Manhattan Bank, as indenture trustee (the "Indenture Trustee"), under that certain Servicing Agreement, dated as of June 1, 1999 (the "Servicing Agreement"), among ABFS Equipment Contract Trust 1999-A, as issuer (the "Issuer"), American Business Leasing, Inc., as Servicer (the "Servicer") and originator, ABFS Residual LLC 1999-A, as a transferor, ABFS Finance LLC 1999-A, as a transferor, the Collateral Agent, and The Chase Manhattan Bank, as Indenture Trustee and back-up servicer, hereby acknowledges receipt of the Collateral Agent's Contract Files with respect to each Contract on the List of Contracts

                  The List of Contracts is attached to this Receipt.

                  Capitalized words and phrases used herein shall have the respective meanings assigned to them in Annex A to the Indenture, dated as of June 1, 1999, by and between the Issuer, the Servicer and the Indenture Trustee.


                                       CHASE BANK OF TEXAS, N.A.,
                                           as Collateral Agent


                                       By:
                                           -----------------------------
                                           Name:
                                           Title:

                                                                      EXHIBIT E

                INDENTURE TRUSTEE'S ACKNOWLEDGEMENT OF RECEIPT

                                                   June ___, 1999

Prudential Securities Secured             American Business Leasing, Inc.
  Financing Corporation                   BalaPointe Office Centre
One New York Plaza                        111 Presidential Boulevard, Suite 127
New York, New York 10292                  Bala Cynwyd, Pennsylvania 19004

Chase Bank of Texas, N.A.                 Financial Security Assurance Inc.
as Collateral Agent                       350 Park Avenue
800 West Greens Road                      New York, New York 10022
Houston, Texas 77067

Ladies and Gentlemen:

                  The Chase Manhattan Bank, it its capacity as indenture trustee (the "Indenture Trustee") under that certain Indenture, dated as of June 1, 1999 (the "Indenture"), among ABFS Equipment Contract Trust 1999-A, as issuer (the "Issuer"), American Business Leasing, Inc., as servicer (the "Servicer"), and the Indenture Trustee, hereby acknowledges receipt of (x) the
Note Insurance Policy and (y) the Pledged Notes.

                  Capitalized words and phrases used herein shall have the respective meanings assigned to them in Annex A to the Indenture.

                                            THE CHASE MANHATTAN BANK
                                                   as Indenture Trustee


                                            By:
                                                ----------------------------
                                                Name:
                                                Title:

                                                                      EXHIBIT F

                    FOR OF REQUEST FOR RELEASE OF DOCUMENTS


                                              ________________,


Chase Bank of Texas, N.A.,
     as Collateral Agent
801 West Greens Road, Suite 200
Houston, Texas 77067

The Chase Manhattan Bank,
     as Indenture Trustee
450 W. 33rd Street
New York, NY 10001

                  Re: Servicing Agreement, dated as of June 1, 1999 among ABFS Equipment Contract Trust 1999-A, American Business Leasing, Inc., as Servicer, ABFS Residual LLC 1999-A and ABFS Finance LLC 1999-A, as Transferors, The Chase Manhattan Bank, as Indenture Trustee, and Chase Bank of Texas, N.A., as Collateral Agent

                  In connection with the administration of the pool of Contracts held by Chase Bank of Texas, N.A., as Collateral Agent, on behalf of The Chase Manhattan Bank, as Indenture Trustee, for the benefit of the Noteholders and the Note Insurer, we request the release, and acknowledge receipt, of the (Collateral Agent's Contract File/[specify document]) for the Contract described below, for the reason indicated.

Obligor's Name, Address & Zip Code:




Contract Number:



Reason for Requesting Documents (check one)

____  1. Contract Paid in Full
            (Servicer hereby certifies that all amounts received in connection therewith have been credited to the Collection Account.)

____  2. Contract Liquidated
             (Servicer hereby certifies that all proceeds of foreclosure, insurance or other liquidation have been finally received and credited to the Collection Account.)

____  3.  Contract in Foreclosure.

____  4.  Contract Reacquired.

____  5.  Contract Reacquired or Substituted (Servicer hereby certifies that the
              Reacquisition Amount or Substitution Adjustment has been credited to the Collection Account)

____  6.  Other (explain)____________________________________________________

                  If box 1 or 2 above is checked, and if all or part of the Collateral Agent's Contract was previously released to us, please release to us our previous receipt on file with you, as well as any additional documents in your possession relating to the above specified Contract.

                  If box 3, 4, 5 or 6 above is checked, upon our return of all of the above documents to the Collateral Agent, please acknowledge your receipt by signing in the space indicated below, and returning this form.

                                        AMERICAN BUSINESS LEASING, INC.,
                                              as Servicer


                                        By:
                                            ---------------------------------
                                            Name:
                                            Title:

Documents returned to Collateral Agent:

CHASE BANK OF TEXAS, N.A.,
    as Collateral Agent



By:
    ------------------------------
    Name:
    Title:
    Date:


                                      F-2